Exhibit 10.20. Agreement and Plan of Merger


                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                            SOUTH TEXAS OIL COMPANY

                           LEEXUS OPERATING COMPANY

                                      AND

                            LEEXUS PROPERTIES CORP.







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                               TABLE OF CONTENTS




  ARTICLE I...................................................................4
  THE MERGER..................................................................4
    Section 1.1. The Merger...................................................4
    Section 1.2. Effective Time of the Merger.................................4

  ARTICLE II..................................................................5
  THE SURVIVING CORPORATION...................................................5
    Section 2.1. Articles of Incorporation....................................5
    Section 2.2. By-laws......................................................5
    Section 2.3. Board of Directors; Officers.................................5
    Section 2.4. Effects of Merger............................................5

  ARTICLE III.................................................................5
  MERGER CONSIDERATION........................................................5
    Section 3.1. Merger Consideration to be Delivered at Closing..............5
    Section 3.2. Definition of Merger Consideration...........................5

  ARTICLE IV..................................................................6
  ADDITIONAL MERGER CONSIDERATION.............................................6
    Section 4.1. Definitions..................................................6
    Section 4.2. Payment Schedule.............................................6

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1
  ARTICLE V...................................................................7
  CONVERSION OF SHARES........................................................7
    Section 5.1. Exchange Ratio...............................................7
    Section 5.2. Delivery of Certificates.....................................7
    Section 5.3. Shares Restricted............................................8
    Section 5.4. Shareholders' Meetings and Consents..........................9
    Section 5.5. Closing of the Company's Transfer Books......................9

  ARTICLE VI.................................................................10
  REPRESENTATIONS AND WARRANTIES OF PARENT...................................10
    Section 6.1. Organization and Qualification..............................10
    Section 6.2. Authority Relative to this Agreement........................10
    Section 6.3. Reports.....................................................11
    Section 6.4. Financial Advisor...........................................11
    Section 6.5. Interim Operations of Sub...................................11
    Section 6.6. No Undisclosed Liabilities..................................12
    Section 6.7. Parent Action...............................................12
    Section 6.8. Tax Matters.................................................12
    Section 6.9. Capitalization..............................................12
    Section 6.10. Validity of Shares to be Issued............................12



  ARTICLE VII................................................................13
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS 13
    Section 7.1. Organization and Qualification..............................13
    Section 7.2. Capitalization..............................................13
    Section 7.3. Subsidiaries................................................14
    Section 7.4. Authority Relative to this Agreement........................15
    Section 7.5. Assets......................................................16
    Section 7.6. Absence of Certain Changes or Events........................21
    Section 7.7. No Undisclosed Liabilities..................................22
    Section 7.8. Litigation..................................................22
    Section 7.9. Employee Benefit Plans......................................22
    Section 7.10. Company Action.............................................22
    Section 7.11. Financial Advisors.........................................23
    Section 7.12. Compliance with Applicable Laws............................23
    Section 7.13. Taxes......................................................24
    Section 7.14. Environmental, Health and Safety...........................24
    Section 7.15. Material Contracts.........................................25
    Section 7.16. Certain Agreements.........................................25
    Section 7.17. Tax Matters................................................26
    Section 7.18. Change in Control..........................................26
    Section 7.19. General....................................................26

  ARTICLE VIII...............................................................26
  REPRESENTATIONS AND WARRANTIES REGARDING SUB...............................26
    Section 8.1. Organization................................................26
    Section 8.2. Capitalization..............................................27
    Section 8.3. Authority Relative to this Agreement........................27


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  ARTICLE IX.................................................................27
  CONDUCT OF BUSINESS PENDING THE MERGER.....................................27
    Section 9.1. Conduct of Business by the Company Pending the Merger.......27
    Section 9.2. Conduct of Business by Parent Pending the Merger............27

  ARTICLE X..................................................................28
  ADDITIONAL AGREEMENTS......................................................28
    Section 10.1.............................................................28
    Section 10.2. Employee Matters...........................................29
    Section 10.3. Benefit Plans..............................................29
    Section 10.4. Indemnification............................................29
    Section 10.5. Indemnification Provisions for the Benefit of the Selling
    Shareholders.............................................................30
    Section 10.6. Indemnification Provisions for the Benefit of Parent.......30
    Section 10.7. Procedure..................................................30
    Section 10.8. Additional Agreements......................................32
    Section 10.9. Additional Asset Purchases.................................32
    Section 10.10. Working Interest Retention................................32
    Section 10.11. Administrative Expense....................................33
    Section 10.12. Non-Compete Agreements....................................33


  ARTICLE XI.................................................................33
  CONDITIONS PRECEDENT.......................................................33
    Section 11.1. Conditions to Each Party's Obligation to Effect the Merger.33
    Section 11.2. Conditions to Obligation of the Company to Effect the
		  Merger.....................................................34
    Section 11.3. Conditions to Obligations of Parent and Sub to Effect the
    		  Merger.....................................................35

  ARTICLE XII................................................................36
  POST CLOSING COVENANTS.....................................................36
    Section 12.1. Tax Returns................................................36
    Section 12.2. Operation of Sub...........................................36

  ARTICLE XIII...............................................................37
  AMENDMENT AND WAIVER.......................................................37
    Section 13.1. Amendment..................................................37
    Section 13.2. Waivers....................................................37

  ARTICLE XIV................................................................38
  MISCELLANEOUS..............................................................38
    Section 14.1. Survival of Representations, Warranties, Covenants and
    Agreements...............................................................38
    Section 14.2. Notices....................................................39
    Section 14.3. Fees and Expenses..........................................39
    Section 14.4. Publicity..................................................40
    Section 14.5. Specific Performance.......................................40
    Section 14.6. Assignment; Binding Effect.................................40
    Section 14.7. Entire Agreement...........................................41
    Section 14.8. Governing Law..............................................41
    Section 14.9. Counterparts...............................................41
    Section 14.10. Headings and Table of Contents............................41
    Section 14.11. Interpretation............................................42
    Section 14.12. Severability..............................................42
    Section 14.13. Subsidiaries..............................................42
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  EXHIBITS...................................................................44

  EXHIBIT A  - CERTIFICATE OF MERGER.........................................45
  EXHIBIT B  - MINERAL LEASES................................................45
  EXHIBIT C  - WELLSITES.....................................................89
  EXHIBIT D  - EMPLOYMENT AGREEMENTS.........................................93
  EXHIBIT D1 - EMPLOYMENT AGREEMENT - MARK JAEHNE............................94
  EXHIBIT E  - NON-COMPETE AGREEMENTS.......................................103
  EXHIBIT E1 - NON-COMPETE AGREEMENT - BENNIE JAEHNE........................104
  EXHIBIT E2 - NON-COMPETE AGREEMENT - BILL ZELTWANGER......................111
  EXHIBIT E3 - NON-COMPETE AGREEMENT - MARK JAEHNE..........................118















                         AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and effective as of March 7, 2007 by and among South Texas Oil Company, a Nevada corporation ("Parent"), Leexus Operating Company, a newly-formed Texas corporation and a wholly owned subsidiary of Parent ("Sub"), Leexus Properties Corp., a Texas corporation (the "Company") and Mr. Bennie Jaehne, Mr. Bill Zeltwanger and Mr. Mark Jaehne (individually, a "Selling Shareholder" and, collectively, the "Selling Shareholders") who collectively hold all of the outstanding shares of common stock of the Company (the "Company Stock"). Parent, Sub, the Company and the Selling Shareholders are referred to herein individually as a "Party" and collectively as the "Parties."

                             W I T N E S S E T H :

       WHEREAS, each of Parent and the Company has concluded that a business combination between Parent and the Company represents a strategic combination of their complementary assets and operational and long term vision and is in the best interests of the stockholders of Parent and the shareholders of the Company, respectively, and, accordingly, Parent and the Company desire to effect a business combination by means of the merger of the Company with and into Sub (the "Merger");

       WHEREAS, the Boards of Directors of Parent, Sub and the Company have unanimously approved the Merger, upon the terms and subject to the conditions set forth herein;
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       WHEREAS, for accounting purposes, it is  intended  that the Merger shall be accounted for as a purchase; and

       WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

       NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein the Parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

       Section 1.1. The Merger. Upon the terms and subject to the conditions hereof and the certificate of merger attached hereto as Exhibit A (the "Certificate of Merger"), at the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Sub and the separate existence of the Company shall thereupon cease, and Sub, as the corporation surviving the Merger (the "Surviving Corporation"), shall by virtue of the Merger continue its corporate existence under the laws of the State of Texas. The purposes of the Surviving Corporation will be to conduct the businesses of the Company, and to conduct such other lawful business activities from time to time as authorized by the Texas Business Organization Code (the "Code").

       Section 1.2. Effective Time of the Merger. (a) The Parties shall execute the Certificate of Merger and shall cause the Merger to be consummated by filing such executed Certificate of Merger, together with appropriate certificates of approval and adoption executed by authorized representatives of both Sub and the Company with the Secretary of State of the State of Texas in accordance with section 1.002(55)(B) of the Texas Business Organizations Code. The Merger shall become effective as of the date specified in the Certificate of Merger. The time the Merger becomes effective is referred to herein as the "Effective Time" and the date on which the Effective Time occurs is referred to herein as the "Closing Date." The Parties agree that the Closing Date shall be the date as of which this Agreement is executed. Following the Merger, Sub, with all its purposes, objects, rights, privileges, powers and franchises, shall continue pursuant to the Code, and the Company shall cease to exist.

       (b) Each of the Selling Shareholders, who together constitute all of the holders of capital stock of the Company, hereby consents to (i) the entry by the Company into this Agreement; (ii) the consummation of the transactions contemplated by this Agreement by the Company and such Selling Shareholder, as the case may be; and (iii) the consideration to be received by such Selling Shareholder, as set forth in Articles III and IV of this Agreement.


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                                  ARTICLE II

                           THE SURVIVING CORPORATION


       Section 2.1. Articles of Incorporation. The Articles of Incorporation of Sub as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with its terms and as provided by law and this Agreement.

       Section 2.2. By-laws. The By-laws of Sub as in effect at the Effective Time shall be the By-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by law and this Agreement.

       Section 2.3. Board of Directors; Officers. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

       Section 2.4. Effects of Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Code. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts and liabilities disclosed in writing and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                                  ARTICLE III

                             MERGER CONSIDERATION

       Section 3.1. Merger Consideration to be Delivered at Closing. At the Closing and by virtue of the Merger, Parent shall deliver the following consideration to the Selling Shareholders as a result of the conversion of the shares of Company Stock held by the Selling Shareholders pursuant to Section 5.1(b):

       (a) 2,000,000 shares of the common stock, par value $.001 per share, of Parent ("Parent Common Stock").

       (b) Cash in the amount of Three Million Dollars ($3,000,000), to be allocated as three amounts of $1,000,000 which shall be delivered to each of the Selling Shareholders.

       Section 3.2. Definition of Merger Consideration. The Parent Common Stock and cash amounts described in Sections 3.1(a) and Sections 3.1(b) and Additional Consideration described in Sections 4.1 and 4.2 shall collectively be referred to herein as the "Merger Consideration."

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                                  ARTICLE IV

                        ADDITIONAL MERGER CONSIDERATION

       Section 4.1. Definitions.  For  purposes  of  computing  payment of Four
Million  Dollars  ($4,000,000)  by  Parent  to  the  Selling  Shareholders   as
additional consideration for the Merger (the "Additional Consideration"):

       (a) "Assets" shall refer to all of Sellers right, title and interest in and to the assets owned by Company described in Section 7.5(a).

       (b) "Historical Net Monthly Cash Flow" shall refer to the average net cash flow attributable to Company's working interests in the Assets on an accrual basis for the months of December 2006, January and February 2007

       (c) "Historical Net Monthly Production" shall refer to the average net production attributable to the working interest for the Assets as reported with the Texas Railroad Commission for the months of December 2006, January and February 2007.

       (d) "Adjusted Net Monthly Cash Flow" shall refer to the net monthly cash flow attributable to Company's working interest in the Assets on an accrual basis resulting after Closing using the Historical Net Monthly Production value and the current month's oil and gas sales prices.

       (e) "Future Net Monthly Cash Flow" shall mean the monthly net cash flow attributable to the working interest in the Assets on an accrual basis after Closing.

       Section 4.2. Payment Schedule. As additional consideration for the Merger, the Selling Shareholders shall be entitled to receive Four Million Dollars ($4,000,000) as the Additional Consideration under the circumstances and in the respective amounts provided for in this Section 4.2.

       (a) Selling Shareholders to receive up to 75% of the Historical Net Monthly Cash Flow amount derived from the Historical Net Monthly Production of the Assets to be applied against the Additional Consideration on a monthly basis.

       As a compensation for fluctuating oil and gas prices, Merger Consideration Deliverable After Closing, will be the lesser amount of 75% of the Historical Net Monthly Cash Flow or 75% of the Adjusted Net Monthly Cash Flow.

     The monthly payment amount shall never be in an amount greater than seventy-five percent (75%) of the Future Net Monthly Cash Flow attributable to the working interest in the Assets.

     (a) Payment of the Additional Consideration will commence 90 days after date of Closing.

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                                   ARTICLE V

                              CONVERSION OF SHARES

       Section 5.1. Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the Selling
Shareholders:

       (a) All shares of the Company Stock issued and outstanding immediately prior to the Effective Time, which are held by the Company or any subsidiary of the Company and any shares of Company Stock owned by Parent or any subsidiary of Parent shall automatically be canceled without payment of any consideration therefor.

       (b) The outstanding shares of Company Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the consideration provided for pursuant to Articles III and IV of this Agreement.

       (c) Each issued and outstanding share of the common stock, par value $.001, of Sub shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.001 per share, of the Surviving Corporation.

       Section 5.2. Delivery of Certificates. Within five (5) business days of the Closing, Parent shall deliver, or cause to be delivered, to the Selling Shareholders, upon surrender of one or more certificates ("Certificates") representing all of their shares of Company Stock for cancellation, certificates representing the number of shares of Parent Common Stock to which such Selling Shareholder is entitled pursuant to Section 5.1 of this Agreement.

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       Section 5.3. Shares Restricted.

       (a) Selling Shareholders understand that the shares delivered by Parent are "restricted securities" under applicable federal securities laws and that the Securities Act of 1933 and the rules of the Securities and Exchange Commission (the "Commission") provide in substance that Selling Shareholders may dispose of the shares only pursuant to an effective registration statement under the Act or an exemption therefrom. Selling Shareholder acknowledges that Parent does not intend to file a registration statement with the Commission. The certificates evidencing the shares will bear a legend which clearly sets forth this restriction. Selling Shareholders understand that they may not at any time demand the purchase by Parent of Selling Shareholders' shares. The shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SOUTH TEXAS OIL COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

       The foregoing legend will also be placed on any certificate representing securities issued subsequent to the original issuance of the Parent Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Parent Common Stock issued pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom.

       (b) Selling Shareholders agree: (1) that Selling Shareholder will not sell, assign, pledge, give, transfer or otherwise dispose of the Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Shares under the Act and all applicable Securities Laws or in a transaction which is exempt from the registration provisions of the Act and all applicable Securities Laws; and (2) that Parent and any transfer agent for the Shares shall not be required to give effect to any purported transfer of any of the Shares except upon compliance with the foregoing restrictions.

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9
       Section 5.4. Shareholders' Meetings and Consents. The Company will take all action necessary in accordance with applicable law and its Articles of Incorporation and By-laws to obtain written consent of the number of its shareholders necessary to adopt resolutions as promptly as practicable for the purpose of voting upon this Agreement and related matters. Parent shall take all action necessary to authorize and cause Sub to consummate the Merger. The Board of Directors of each of Parent and the Company shall recommend such approval and Parent and the Company shall each take all lawful action to solicit such approval; provided, however, that such recommendation is subject to any action believed in good faith after consultation with independent counsel to be required by the fiduciary duties of the Board of Directors of the Company under applicable law and any such action shall not constitute a breach of this Agreement. Parent and the Company shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

       Section 5.5. Closing of the Company's Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no registration of transfer of shares of Company Stock shall be made thereafter. In the event that Certificates are presented to the Surviving Corporation after the Effective Time, they shall be canceled and exchanged for Parent Common Stock and/or cash as provided in Sections 5.1(b).

       Section 5.6. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 5:00 p.m. local time on April 20, 2007.

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                                  ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PARENT

       Parent represents and warrants to the Company as follows:

       Section 6.1. Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted except where the failure to be so organized or to have such power would not have a material adverse effect. The Parent is duly qualified as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, alone or in the aggregate, have a material adverse effect. The Parent is not in violation of any of the provisions of its Certificate of Incorporation, Bylaws, the Nevada Revised Statutes ("NRS") or the Code.

       Section 6.2. Authority Relative to this Agreement. Parent has the corporate power to enter into this Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by Parent. The shares of Parent Common Stock to be issued pursuant to the Merger and the other transactions contemplated hereby have been reserved for issuance by Parent by all necessary corporate action. This Agreement constitutes a valid and binding obligation of Parent enforceable in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the filing and recordation of appropriate merger documents as required by the Code, no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

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11
       Section 6.3. Reports. Parent has made available to the Company its annual reports and quarterly reports as filed with the Securities and Exchange Commission (the "Commission") and any other reports or registration statements filed by Parent with the Commission since April 30, 2004, except for preliminary material, which are all the documents that Parent was required to file with the Commission since that date (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto (except as may be indicated thereon or in the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Parent as of such dates and the results of operations, changes in stockholders' equity and cash flows of the Parent for such period.

       Section 6.4. Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

       Section 6.5. Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

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12
       Section 6.6. No Undisclosed Liabilities. Except as and to the extent set forth on the balance sheet of parent dated December 31, 2006 the Parent has no liabilities which are not reflected on the balance sheet of Parent. Parent has not incurred any liabilities material to the business, operations or financial condition of Parent, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

       Section 6.7. Parent Action. The Board of Directors of Parent (at a meeting duly called and held or by a consent in lieu of meeting in accordance with the Company's Certificate of Incorporation, Bylaws, NRS and the Code) has by the requisite vote of all directors present determined that the Merger is advisable and fair to and in the best interests of Parent and its shareholders and has approved the Merger and the transactions contemplated by this Agreement in accordance with the provisions of the NRS and the Code.

       Section 6.8. Tax Matters. To the actual knowledge of the executive officers of Parent, Parent has not taken any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

       Section 6.9. Capitalization. The authorized capital stock of Parent consists of 50,000,000 shares of common stock with a par value of $.001; and 5,000,000 shares of preferred stock at a par value of $.001. As of the date of this Agreement, there were outstanding 13,513,841 shares of Parent Common Stock, no shares of Preferred Stock, and no other shares of capital stock or other voting securities of Parent. All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable.

       Section 6.10. Validity of Shares to be Issued. The issuance of the shares of Parent Common Stock to the Selling Shareholders under this Agreement has been duly authorized by all necessary corporation action, and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive rights or other similar rights of any person.

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                                  ARTICLE VII

  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS

       The Company and the Selling Shareholders represent and warrant to Parent and Sub as follows:

       Section 7.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted except where the failure to be so organized or to have such power would not have a material adverse effect. The Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary and has all necessary governmental authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to be so qualified will not, alone or in the aggregate, have a material adverse effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-laws.

       Section 7.2. Capitalization. The authorized stock of the Company consists of 1,000,000 shares of Company Stock. As of April 20, 2007, 90,000 shares of Company Stock were validly issued and outstanding, fully paid and nonassessable, and there have been no changes in such numbers of shares through the date of this Agreement. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which the Selling Shareholders may vote. As of the date of this Agreement, there are not now, nor will there be at any time hereafter any, options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, and, except for exercises thereof, there have been no changes in such numbers through the date of this Agreement.

14
       Section 7.3. Subsidiaries. The Company has no subsidiaries and does not directly or indirectly own any interest in any corporation, partnership, joint venture or other business association or entity or have any obligation, commitment or undertaking to acquire any such interest.

15
       Section 7.4. Authority Relative to this Agreement. The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the shares of Company Stock outstanding and entitled to vote thereon as described in Section 5.4, and the filing and recordation of appropriate merger documents as required by the Code, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or consummate the transactions contemplated hereby. The Company is not subject to or obligated under (i) any charter, by-law, indenture or other loan or credit document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a material benefit, by its executing and carrying out this Agreement except for such breaches, violations, defaults or arising of such rights which would not reasonably be expected to have a material adverse effect. Except as required by the Securities Act, and the corporation, securities or blue sky laws or regulations of the various states, and except for the filing and recordation of appropriate merger documents as required by the Code, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain which has not had, and would not reasonably be expected to have, a material adverse effect or prevent the consummation of the transactions contemplated hereby.

16
       Section 7.5. Assets.  Assets of Company

       (a) "Assets" shall refer to all of Sellers right, title and interest in and to the following:

       (i) The oil, gas and/or mineral leases, rights-of-way and other agreements specifically described in Exhibit B (the "Leases"), and the oil, gas and other hydrocarbons (the "Hydrocarbons") attributable to the Leases, including without limitation, all oil, gas and/or other mineral leases, (the "Oil and Gas Interests") operating agreements, rights-of-way and easements, all mineral, royalty, production payment, reversionary, net profit, contractual leasehold and other similar rights, estates and interests in the Leases, together with all the property and rights incident thereto.

       (ii) Any oil and gas wells located on the Leases or "Wellsites" described on Exhibit C, (collectively, the "Wells"), together with all other oil and gas wells and all water, injection and disposal wells on the Leases or on leases pooled, communitized or unitized therewith.

       (iii) All equipment, fixtures and improvements located on the Leases and used in connection with the production, gathering, treatment, processing, storing, transportation, sale or disposal of Hydrocarbons or water produced from the properties and interests described in Section 4.1.(a). (i) through
(ii)., including without limitation the Wells, wellhead equipment, pumps, flowlines, gathering systems, piping, tanks, buildings, treatment facilities, disposal facilities, compression facilities, and other materials, supplies, equipment, facilities and machinery.

       (iv) The unitization, pooling and communitization agreements, declarations and orders, if any, and all permits, including without limitation all water discharge permits relating to the properties and interests described in Sections 4.1.(a). (i) through (iii). and to the production of Hydrocarbons, if any, attributable to said properties and interests, to the extent transferable by Seller.

17

       (v) All material contracts, operating agreements and instruments, which relate and only insofar as they relate, to the properties and interests described in Subsections 4.1.(a). (i) through (iv).

     (vi) All lease files, land files, well files and contract files relating to the items described in Sections 4.1.(a) (i) through (v) maintained by Seller, but excluding from the foregoing those files, records and data subject to unaffiliated third party contractual restrictions on disclosure or transfer.

         (b)  Title to Property.

       (i) The Company has Good Title ("Good Title" means good and defensible title which is (1) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction and is sufficient against competing claims of bona fide purchasers for value without notice and (2) free and clear of all liens, security interest, claims, infringements and other burdens of encumbrances, other than such liens, security interests, claims, infringements and other burdens or encumbrances that a reasonably prudent purchaser of oil and gas properties would accept in light of the value of the property affected, the improbability of assertion of the defect or irregularity or the degree of difficulty or the cost of performing curative work, all of which have been specifically disclosed in writing to the Parent) to the Assets.

       (ii) The ownership of Company's interests in the Assets entitles the Company and/or its subsidiaries to receive not less than the undivided interests set forth in Exhibit B and C, of all oil and gas produced by the Oil and Gas Interests, saved and sold from a particular.

       (iii) The Company and/or its subsidiaries have good and marketable title to the Assets of the Company or its subsidiaries.

       (c)  Oil and Gas Interests of Company.

18

       (i) Neither Company nor any of its subsidiaries has been advised by any operator, lessor or any other party of any material default under any such oil and gas leases which default has not heretofore been cured in all material respects.

       (ii) To the best knowledge of Company all proper and timely payments (including but not limited to royalties, delay rentals and shut-in royalties), due under the oil and gas leases giving rise to the Oil and Gas Interests have been timely made and paid by the operator(s) of each such lease or well.

       (iii) Company and/or its subsidiaries are entitled to be paid, and are being paid, in all material respects, its percentage of net revenue interests included in the Oil and Gas Interests without suspense and without indemnity other than those customarily found in the industry.

     (d)  Wells.

       (i) All of the wells included in the Oil and Gas Interests and which are described on Exhibit C hereto of Company have been drilled and completed within the boundaries of such Oil and Gas Interests or within the limits otherwise permitted by contract, pooling or unit agreement, lease instrument and by law.

       (ii) All drilling and completion of the wells in such Oil and Gas Interests and all development and operations on such Oil and Gas Interests have been conducted in material compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency.

       (iii) No well included in such Oil and Gas Interests is subject to material penalties on allowables because of any overproduction (legal or illegal) which would prevent the full legal and regular allowable (including maximum permissible tolerance) as prescribed by any court or federal, state or local governmental body or agency to be assigned to any such well.

19

       (e)  Refund.

       (i) The Company is not obligated by virtue of a prepayment arrangement under any gas contract containing a "take or pay" or similar provision, a production payment or any other arrangement to deliver any material amount of gas or oil attributable to the Oil and Gas Interests at some future time without then or thereafter receiving full payment therefor.

       (ii) The Company has not received any funds or payments from purchasers of production of gas under gas contracts which are subject to a potential material refund.

       (f) Operation of Assets. Since the acquisition of Oil and Gas Interests by the Company, the Oil and Gas Interests have been administered and maintained by Company directly in a reasonable manner and in accordance with generally prevailing standards of the oil and gas industry.

       (g)  Environmental Matters.

20

       (i)(A) The Company is in material compliance with all applicable foreign, federal (including but not limited to the Clean Water Act, the Oil Pollution Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Comprehensive Environmental Response Compensation and Liability Act, the Occupational Safety and Health Act and the Hazardous Materials Transportation
Act), state and local laws and regulations and common law relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, protected habitats (collectively, "Environmental Laws")), except for non-compliance that individually or in the aggregate would not have a Material Adverse Effect, (when used in connection with the Company, the term "Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the business, operations, Assets, properties (including intangible properties), condition (financial or otherwise), or other assets of Company taken as a whole or which would reasonably be expected to have an adverse financial statement impact to Company taken as a whole of $10,000 or more) which compliance includes, but is not limited to, the possession by Company of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof and compliance with notification, reporting and registration provisions under applicable Environmental Laws; and
(B) The Company or Selling Shareholders have not received notice of, or, to the knowledge of Company or Selling Shareholders, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that individually or in the aggregate would have a Material Adverse Effect.

       (ii) There are no Environmental Claims which individually or in the aggregate would have a Material Adverse Effect that are pending or, to the knowledge of Company or Selling Shareholders, threatened against the Company or, to the knowledge of Company or Selling shareholders, against any person or entity whose liability for any Environmental Claim Company has or may have retained or assumed either contractually or by operation of law.

21

     (iii) To the knowledge of Company and Selling Shareholders, there are no circumstances that could form the basis for an Environmental Claim against Company, or against any person or entity whose liability for any Environmental Claim Company has or may have retained or assumed either contractually or by operation of law, which individually or in the aggregate would have a Material Adverse Effect.

     (h) No Well Abandonment's, No P&A Liabilities. There currently exist no proposals or requirements to abandon any wells included in the Assets.

       Section 7.6. Absence of Certain Changes or Events. The Company has operated its business in the ordinary course of business consistent with past practice and there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, alone or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which has had, or would reasonably be expected to have, a Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to the stock of the Company;
(iv) any material change in the Company's accounting principles, practices or methods; (v) any repurchase or redemption with respect to its stock; (vi) any stock split, combination or reclassification of any of the Company's stock or the issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of the Company's stock;
(vii) any grant of or any amendment of the terms of any option to purchase shares of stock of the Company other than pursuant to the Option Plans; (viii) any granting by the Company to any director, officer or employee of the Company of (A) any increase in compensation (other than in the case of employees in the ordinary course of business consistent with past practice), (B) any increase in severance or termination pay, or (C) acceleration of compensation or benefits;
(ix) any entry by the Company or any of its subsidiaries into any employment, severance, bonus or termination agreement with any director, officer or employee of the Company; or (x) any agreement (whether or not in writing), arrangement or understanding to do any of the foregoing.

22

       Section 7.7. No Undisclosed Liabilities. The Company has not incurred any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, material to the business, operations or financial condition of the Company, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement and would not be reasonably likely to have a Material Adverse Effect.

       Section 7.8. Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company which, alone or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company which, alone or in the aggregate, has had, or would reasonably be expected to have, any such Material Adverse Effect.

       Section  7.9.  Employee  Benefit  Plans.   The  Company  represents  and
warrants that there are no employee benefit plans.

       Section 7.10. Company Action. (a) The Board of Directors of the Company (at a meeting duly called and held or by a consent in lieu of meeting in accordance with the company's Articles of Incorporation, bylaws and the Code) has by the requisite vote of all directors present (i) determined that the Merger is advisable and fair to and in the best interests of the Company and its shareholders, (ii) approved the Merger and the transactions contemplated by this Agreement in accordance with the provisions of the Code, and (iii) recommended the approval of this Agreement and the Merger by the holders of the Company Stock and directed that the Merger be submitted for approval by the Selling Shareholders in the manner contemplated by Section 5.4 of this Agreement; and (iv) the Selling Shareholders (at a meeting duly called or by a consent in lieu of meeting in accordance with the Company's Articles of Incorporation, Bylaws and the Code has approved the Merger and the entry into and performance by the Company of this Agreement at the meeting of shareholders contemplated by Section 5.4.

23

       Section 7.11. Financial Advisors. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

       Section  7.12. Compliance with Applicable Laws.  The Company  holds  all
permits,  licenses,   variances,   exemptions,  orders  and  approvals  of  all
Governmental Entities necessary or appropriate for the operation of its respective business (the "Company Permits"), except for such permits, licenses, variances, exemptions, orders and approvals the failure to hold which, alone or in the aggregate, has not had, and would not reasonably be expected to have, in the aggregate, a Material Adverse Effect. The Company is in compliance in all material respects with the terms of the Company Permits except for any failure to comply which, alone or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which alone or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect. To the actual knowledge of the executive officers of the Company and the Selling Shareholders, during the past five years, none of the Company's officers, employees or agents, nor any other person acting on behalf of any of them or the Company or any of its subsidiaries, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person in violation of any law, ordinance or regulation of any Governmental Entity, including, without limitation, the Foreign Corrupt Practices Act, which violation would reasonably be expected to have a Material Adverse Effect.

24

       Section 7.13. Taxes. The Company has filed all material Tax returns required to be filed by it and has paid, or has set up an adequate reserve for the payment of, all Taxes required to be paid by the Company in respect of the periods covered by such returns, except where the failure to make such payment or reserve has not had a Material Adverse Effect. The information contained in such Tax returns is true, complete and accurate in all material respects. The Company is not delinquent in the payment of any material Tax, assessment or governmental charge, except where such delinquency has not had, or would not reasonably be expected to have, a Material Adverse Effect. No material deficiencies for any taxes have been proposed, asserted or assessed against the Company that have not been finally settled or paid in full, and no requests for waivers of the time to assess any such Tax are pending. The Company is qualified, and has been qualified since its inception, for treatment as an corporation under the applicable provisions of the Code and the applicable provisions of Texas law. For purposes of this Agreement, "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, imposed by any United States federal, state, local or foreign taxing authority.

       Section 7.14. Environmental, Health and Safety.

       (a) To the knowledge of the officers and directors of Company, the Company has not received notice, whether formal or informal, that it is in violation of any Environmental Laws, that it is liable for the release of any hazardous substances on or off of its property, or that it is a potentially responsible party for a federal, state or local clean-up site or for corrective action under any Environmental Laws to the extent that any such violation, liability or responsibility would have a Material Adverse Effect on the Company.

25

       Section 7.15. Material Contracts. The Company has no written or oral material contracts, agreements and commitments (collectively, the "Company Contracts") involving consideration in excess of $10,000:

       (a) pertaining to the borrowing of money by the Company, including any letters of credit;

       (b) with any present or former officer, director, shareholder or employee of the Company;

       (c) which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise, and all contracts, agreements and commitments relating to the future disposition of a material portion of the assets and properties of the Company other than in the ordinary course of business;

       (d) that involve all leases or subleases of real property used in the conduct of business of the Company;

       (e) committing the Company to purchase goods, deliver services or make a capital expenditure;

       (f)  involving guaranties of the Company;

       (g) limiting the freedom of the Company to engage in or compete with any business; and/or

       (h)  not in the ordinary course of business.

       Section 7.16. Certain Agreements. The Company is not in default (or would be in default with notice or lapse of time, or both) under any Company Contracts or other material agreements whether or not such default has been waived, which default, alone or in the aggregate with other such defaults, has had, or would reasonably be expected to have, a Material Adverse Effect.

26

       Section 7.17. Tax Matters. To the knowledge of the executive officers of the Company, the Company has not taken any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

       Section 7.18. Change in Control. The Company is not a party to any contract, agreement or understanding which contains a "change in control" provision or "potential change in control" provision, or a provision which will effectively terminate such contract, agreement or understanding or provides for any payment or event of default in the event the Company is not the surviving entity in connection with any merger or other business combination.

       Section 7.19. General. No representation or warranty made herein contains any material misstatement of any fact or omits to state anything necessary to make any material statement made herein or therein not misleading.


                                 ARTICLE VIII

                 REPRESENTATIONS AND WARRANTIES REGARDING SUB

       Parent and Sub jointly and severally represent and warrant to the Company as follows:

       Section 8.1. Organization. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Sub has not engaged in any business since it was incorporated other than in connection with its organization and the transactions contemplated by this Agreement and has no, and immediately prior to the Effective Time, will have no liabilities or obligations except in connection with the transactions contemplated by this Agreement.

27

       Section 8.2. Capitalization. The authorized capital stock of Sub consists of 5,000,000 shares of common stock, par value $.001 per share, 10,000 of which are validly issued and outstanding, fully paid and nonassessable and are directly owned by Parent free and clear of all liens, claims and encumbrances.

       Section 8.3. Authority Relative to this Agreement. Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors, and no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Sub enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                                  ARTICLE IX

                    CONDUCT OF BUSINESS PENDING THE MERGER

       Section 9.1. Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, the Selling Shareholders shall unless Parent shall otherwise agree in writing or except as otherwise contemplated by this Agreement ensure that the Company will not take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

       Section 9.2. Conduct of Business by Parent Pending the Merger. Prior to the Effective Time, Parent shall, unless the Company and the Selling Shareholders shall otherwise agree in writing or except as contemplated by this Agreement ensure that Parent and Sub will not take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

28

                                   ARTICLE X

                             ADDITIONAL AGREEMENTS

       Section 10.1. Leases and Contracts in Force, Operatorship. The oil, gas and/or mineral leases, interests that comprise parts of the Assets, and all other material contracts and agreements, including but not limited to transportation agreements, gas contracts, saltwater disposal agreements, road use agreements, farmin agreements, farmout agreements, unit agreements, pooling agreements, joint venture agreements, areas of mutual interest, contract alliances, water injection agreements, line well injection agreements, gas balancing agreements, and licenses and permits relating to the Assets (such leases and such material contracts, agreements, licenses, and permits being herein called the "Company Agreements"), are to Company's knowledge, in full force and effect and constitute valid and binding obligations of the parties thereto, except for such agreements, licenses and permits that would not have a Material Adverse Effect on the Assets or the Company, and, to Company's knowledge, all royalties and other payments have been and are being properly paid thereunder, except for royalties held in suspense in accordance with applicable law and customary industry practice and except for such royalties and other payments of which the failure to pay would not have a Material Adverse Effect on the Assets or the Company. The Company is not in breach or default (and, to Company's knowledge, no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the Company Agreements, and (to Company's knowledge) no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists except for such breaches and defaults as would not have a Material Adverse Effect on the Assets or the Company. Company (as of the date of this Agreement) operates, and (on the Closing Date) the Company will operate, the Assets shown in Exhibits B and C.

29

       Section 10.2. Employee Matters. As of the Effective Time, the employees of the Company shall continue employment with the Surviving Corporation, in the same positions and at the same level of wages and/or salary and without having incurred a termination of employment or separation from service, except as may be specifically required by applicable law or any contract. The Surviving Corporation shall not be obligated to continue any employment relationship with any employee for any specific period of time, unless required by applicable law and except as provided in any other employment agreements which Parent or the Surviving Corporation may enter into with any other current employee of the Company.

       Section 10.3. Benefit Plans. After Closing, Parent will, provide, or cause the Surviving Corporation to provide, and their respective successors to maintain, a Health Insurance Plan on the same terms generally made available to other employees of Parent and its subsidiaries having similar titles and responsibilities. To the extent any employee health plan of Parent, the Surviving Corporation, or their affiliates is made available to any person who is an employee of the Company immediately prior to the Effective Time, the period of service with the Company by any employee prior to the Effective Time shall be credited for eligibility purposes, but not for benefit accrual purposes.

       Section 10.4. Indemnification. "Losses" shall mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines) arising from, related to or reasonably incident to matters indemnified against; excluding however any special, consequential, punitive or exemplary damages, diminution of value of an Asset, loss of profits incurred by a Party hereto or Loss incurred as a result of the indemnified Party indemnifying a third party.

30

       Section 10.5. Indemnification Provisions for the Benefit of the Selling Shareholders. After Closing, Parent assumes all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, and save and hold harmless Selling Shareholders from and against all Losses which arise from or in connection with (i) any matter for which Parent has agreed to indemnify Selling Shareholders under this Agreement, and (ii) any breach by Parent of this Agreement.

       Section 10.6. Indemnification Provisions for the Benefit of Parent. After Closing, Selling Shareholders assume all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, and save and hold harmless Parent, its officers, directors, shareholders, employees and agents, from and against all Losses which arise from or in connection with (i) any matter for which Selling Shareholders have agreed to indemnify Parent under this Agreement, and (ii) any breach by the Company or Selling Shareholders of this Agreement.

       Section 10.7. Procedure. The indemnifications contained in Section 10.4 shall be implemented as follows:

       (a)  Coverage.   Such  indemnity  shall extend to all Losses suffered or
incurred by the indemnified Party.

       (b) Claim Notice. The Party seeking indemnification under the terms of this Agreement ("Indemnified Party") shall submit a written "Claim Notice" to the other Party ("Indemnifying Party") which shall list the amount claimed by an Indemnified Party, the basis for such claim, with supporting documentation, and list each separate item of Loss for which payment is so claimed. The amount claimed shall be paid by the Indemnifying Party to the extent required herein within 30 days after receipt of the Claim Notice, or after the amount of such payment has been finally established, whichever last occurs.

31

       (c) Information. If the Indemnified Party receives notice of a claim or legal action that may result in a Loss for which indemnification may be sought under this Agreement (a "Claim"), the Indemnified Party shall give written notice of such Claim to the Indemnifying Party as soon as is practicable. If the Indemnifying Party or its counsel so requests, the Indemnified Party shall furnish the Indemnifying Party with copies of all pleadings and other information with respect to such Claim. At the election of the Indemnifying Party made within 60 days after receipt of such notice, the Indemnified Party shall permit the Indemnifying Party to assume control of such Claim (to the extent only that such Claim, legal action or other matter relates to a Loss for which the Indemnifying Party is liable), including the determination of all appropriate actions, the negotiation of settlements on behalf of the Indemnified Party, and the conduct of litigation through attorneys of the Indemnifying Party's choice, which counsel shall be reasonably satisfactory to the Indemnified Party; provided, however, that any settlement of the claim by the Indemnifying Party may not result in any liability or cost to the Indemnified Party without its prior written consent. If the Indemnifying Party elects to assume control, (i) any expense incurred by the Indemnified Party thereafter for investigation or defense of the matter shall be borne by the Indemnified Party and (ii) the Indemnified Party shall give all reasonable information and assistance, other than pecuniary, that the Indemnifying Party shall deem necessary to the proper defense of such Claim. In the absence of such an election, the Indemnified Party will use its best efforts to defend, at the Indemnifying Party's expense, any claim, legal action or other matter to which such other Party's indemnification under this Section 10.4 applies until the Indemnifying Party assumes such defense. If the Indemnifying Party fails to assume such defense within the time period provided above, the Indemnified Party may settle the Claim, in its reasonable discretion at the Indemnifying Party's expense. If such a Claim requires immediate action, both the Indemnified Party and the Indemnifying Party will cooperate in good faith to take appropriate action so as not to jeopardize defense of such Claim or either Party's position with respect to such Claim.

32

       Section  10.8.  Additional   Agreements.    Subject  to  the  terms  and
conditions herein provided, including the provisions of Section 5.4 hereof:

       (a) Each of the Parties hereto agrees to use all commercially reasonable efforts at any time requested by another party, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to lift any injunction to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

       Section 10.9. Additional Asset Purchases. After Closing, the Selling Shareholders will continue to pursue the acquisition of additional energy leases and wells. All new leases and wells so located will become the property of Sub, unless rejected by Sub. Sub will provide an Overiding royalty Interest ("ORRI") to Selling Shareholders on all such new leases or wells located by Selling Shareholders and subsequently acquired by Sub using the following formula. If the newly acquired lease accepted by Sub has a net revenue interest attributable to the working interest of greater than 70% (with no overriding royalties retained by Selling Shareholders), then the excess above 70% Net Royalty Interest ("NRI") shall be carved out as an overriding royalty interest which will be divided 70% to Sub and 30% to Selling Shareholders.

       Section 10.10. Working Interest Retention. After Closing Selling Shareholders will have the option of acquiring a 10% working interest ("WI") of Sub's WI carried to the tank on all new leases, new wells or re-entries that increase production from the Historical Net Monthly Production of Assets at time of Closing to a mutually agreed to amount. This includes all existing properties and Assets belonging to the Company and new properties presented to Sub by Selling Shareholders that Sub acquires subsequent to the closing of the Agreement. Selling Shareholders will only have this option during the period in which they are employed by Parent or Sub as officers, directors or consultants.

33

       Section 10.11. Administrative Expense. After Closing Sub to retain all existing Administrative personnel of Company and pay all administrative expenses including offering health insurance to personnel under Parent's group health insurance plan by applying the working interest owners monthly well administrative and miscellaneous expenses first to these expenses and then any remaining surplus applied to the Additional Merger Consideration balance.

       Section 10.12. Non-Compete Agreements. For a period of 2 years from date of Closing, as described in Exhibit E (the "Non-Compete Agreements") Selling Shareholders will not compete against parent or Sub without the written consent of Parent or Sub. All opportunities for oil and gas ventures presented to Selling Shareholders must first be offered to Parent or Sub in writing and rejected by Parent or sub before Selling Shareholders can accept the opportunity for themselves or any other subsidiary Selling Shareholder is affiliated with or related to. Parent or Sub cannot unreasonably withhold rejection and shall provide acceptance or rejection in writing within 14 days of being offered an opportunity in writing by Selling Shareholders.

                                  ARTICLE XI

                             CONDITIONS PRECEDENT

       Section 11.1. Conditions  to  Each  Party's  Obligation  to  Effect  the
Merger.

       The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

       (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the Selling Shareholders.

34

       (b) No preliminary or permanent injunction or other order by any federal or state court in the United States of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each Party agreeing to use all commercially reasonable efforts to have any such injunction lifted).

       Section  11.2.  Conditions  to  Obligation of the Company to Effect  the
Merger.

       The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the Company:

       (a) Parent and Sub shall have performed in all material respects all obligations contained in this Agreement required to be performed on or prior to the Effective Time.

       (b) The representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true and correct in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the exhibits and schedules to this Agreement if such exhibits and schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

       (c) From the date of this Agreement through the Closing Date, Parent shall not have suffered any adverse changes in its business, operations or financial condition which are material to Parent and its subsidiaries taken as a whole (other than changes generally affecting the industries in which Parent operates, including changes due to actual or proposed changes in law or regulation).

35

       (d) Parent shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, except where any failures to perform would not, in the aggregate, have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

       Section 11.3. Conditions to Obligations of Parent and Sub to Effect the Merger.

       The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Parent:

       (a) The Company shall have performed in all material respects all obligations contained in this Agreement required to be performed on or prior to the Effective Time.

       (b) The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true and correct in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the exhibits and schedules to this Agreement if such exhibits and schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

       (c) From the date of this Agreement through the Closing Date, the Company shall not have suffered any adverse changes in its business, operations or financial condition which are material to the Company and its subsidiaries taken as a whole (other than changes generally affecting the industries in which the Company operates, including changes due to actual or proposed changes in law or regulation, or changes relating to the transactions contemplated by this Agreement, including the change in control contemplated hereby).

36

       (d) At the Closing, the Company shall have furnished Parent with copies of (i) resolutions duly adopted by the Board of Directors of the Company approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement, and (ii) the resolution duly adopted by the holders of Shares approving and adopting this Agreement and the Merger, such resolutions to be certified by the Secretary or Assistant Secretary of the Company.

                                  ARTICLE XII

                            POST CLOSING COVENANTS

       Section 12.1. Tax Returns. In filing federal tax returns at any time, each of Parent, the Company and Sub will take consistent filing positions to the effect that for federal income tax purposes the Merger qualifies as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code, and no Selling Shareholder will be required to recognize income gain or loss with respect thereto, except with respect to cash payments made pursuant to Articles III and IV.

       Section 12.2. Operation of Sub. Subject to the terms and conditions herein provided, after closing, the Sub will consist of a board of three (3) directors, to include one (1) nominee from Selling shareholders. Among its other duties, the board of Sub will evaluate, monitor and agree to the use of a $10 million capital expenditure facility to be provided by Parent over the next 12 months. Mark Jaehne will be named President of Sub and oversee the operation of acquired assets for a minimum period of two years as described in Exhibit D (the "Employment Agreement").

37

                                 ARTICLE XIII

                             AMENDMENT AND WAIVER

       Section 13.1. Amendment. This Agreement may be amended by the Parties hereto, by action taken by their respective Boards of Directors, if applicable, at any time before or after approval of matters presented in connection with the Merger by the Selling Shareholders, but after any such approval, no amendment shall be made which by law requires the further approval of such Selling Shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. This Agreement may not be amended following Closing without the written consent of each of the Selling Shareholders and any other Parent Indemnified Party.

       Section 13.2. Waivers. At any time prior to the Effective Time, the Parties, by or pursuant to action taken by their respective Boards of Directors, if applicable, may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies by the other Party in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other Party with any of the agreements or conditions contained herein; provided that, no waiver may be made following the Effective Time without the written consent of each of the Selling Shareholders and any other indemnified Party. Any agreement on the part of a Party to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such Party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

38

                                  ARTICLE XIV

                                 MISCELLANEOUS

       Section 14.1. Survival of Representations, Warranties, Covenants and Agreements.

       All representations, warrants, covenants and agreements set forth in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing hereunder and continue in full force and effect following the
Closing:

       (a)   In  the case of the representations and warranties  set  forth  in
Section 7.12, until thirty (30) days after the expiration of statutes of limitation applicable by law.

       (b) In the case of all other representations and warranties for a period of eighteen (18) months after the Closing.

       (c) Notwithstanding clauses (a) and (b) of this Section 14.1, any representation or warranty shall survive the time it would otherwise terminate pursuant to this Section to the extent that notice of a breach thereof giving rise to a right of indemnification shall have been given by a Party in accordance with this Agreement.

       (d) All covenants and other agreements made herein shall survive in accordance with their respective terms.

39

       Section 14.2. Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to the Company:

       Leexus Properties Corp.
       Attn :  Mr. Bennie Jaehne
       419 Cactus Street
       Giddings, TX 78942
       Fax : (979) 542-3767

     If to Parent or Sub:

       South Texas Oil Company
       Attn : Mr. Murray Conradie
       2802 Flintrock Trace, Suite 252
       Austin, TX 78738
       Fax: (512) 263-5046

or to such other address as any Party may have furnished to the other Parties in writing in accordance with this Section.

       Section 14.3. Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses, including legal and accounting fees, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated except as expressly provided herein.

40

       Section 14.4. Publicity. So long as this Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

       Section 14.5. Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

       Section 14.6. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, including without limitation the provisions of Section 10.4, is intended to nor shall it confer on any person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

41

       Section 14.7. Entire Agreement. This Agreement, the Exhibits and any documents delivered by the Parties in connection herewith and therewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any Party hereto unless made in writing and signed by all Parties.

       Section 14.8. Governing Law.   This  Agreement  shall be governed by and
construed in accordance with the laws of the State of Texas, without regard to its rules of conflict of laws.

       EACH OF THE PARTIES (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF TEXAS OR ANY TEXAS STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF TEXAS OR A TEXAS STATE COURT.

       Section 14.9. Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties.

       Section 14.10. Headings and Table of Contents. Headings of the Articles and Sections of this Agreement and the Table of Contents are for the convenience of the Parties only, and shall be given no substantive or interpretive effect whatsoever.

42

       Section 14.11. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

       Section 14.12. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       Section 14.13. Subsidiaries. As used in this Agreement, the word "subsidiary" when used with respect to any Party means any corporation or other organization, whether incorporated or unincorporated, of which such Party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such Party is a general partner.


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
43

       IN WITNESS WHEREOF, Parent, Sub, Selling Shareholders individually and the Company have caused this Agreement to be signed by themselves or their respective officers thereunder duly authorized all as of the date first written above.

       SOUTH TEXAS OIL COMPANY

       By:  /s/ Murray Conradie
       ------------------------
       Name: Murray Conradie
       Title: President/CEO


       LEEXUS OPERATING COMPANY

       By:  /s/ Murray Conradie
       ------------------------
       Name: Murray Conradie
       Title: CEO


       LEEXUS PROPERTIES CORP.


       By:  /s/ Bennie Jaehne                 By:  /s/ Mark Jaehne
       ----------------------		      --------------------
       Name:  Bennie Jaehne                   Name:  Mark Jaehne
       Title:                                 Title:


       By:  /s/ Bill Zeltwanger
       ------------------------
       Name: Bill Zeltwanger
       Title:

44

       SELLING SHAREHOLDERS


       By:  /s/ Bennie Jaehne                 By:  /s/ Mark Jaehne
       ----------------------		      --------------------
       Name:  Bennie Jaehne                   Name:  Mark Jaehne
       Individual                             Individual


       By:  /s/ Bill Zeltwanger
       ------------------------
       Name: Bill Zeltwanger
       Individual












                                   EXHIBITS

45


                       EXHIBIT A - CERTIFICATE OF MERGER









                          EXHIBIT B - MINERAL LEASES

BASTROP COUNTY, TEXAS

GRAECO WELL

Memorandum of Oil, Gas and Mineral Lease by and between Graeco Ranch LLP, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated March 5, 2006, as recorded in Volume 1659, Page 571, Official Public Records, Bastrop County, Texas, covering 440.007 acres of land, more or less, Teresa Highsmith Survey, A-194, and James H. Bostic Survey, A-13, Bastrop County, Texas.

KRAUSE WELL

Memorandum of Oil and Gas Lease dated June 30, 2006, between Texas Osage Royalty Pool, Inc. as Lessor and Leexus Oil & Gas, LLP, as Lessee as recorded in Volume 986, Page 991, Real Property Records of Lee County, Texas.

Memorandum of Oil and Gas Lease dated   February  21, 2006, between  William C.
Krause, et ux, as Lessor and Leexus Oil & Gas, LLP, as Lessee as recorded in Volume 978, Page 077, Real Property Records of Lee County, Texas.

46

MAGGIE WELL

Memorandum of Oil, Gas and Mineral Lease by and between Arthur M. Graeter, as Lessor, and Leexus Oil & Gas LLP, as Lessee, dated November 21, 2005, as recorded in Volume 1623, Pages 740-741, Official Records, Bastrop County, Texas, covering 276.651 acres, more or less, James H. Bostic Survey, A-13, Bastrop County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Mary Ann Anderson, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated March 8, 2006, as recorded in Volume 1627, Pages 735-736, Official Records, Bastrop County, Texas, covering 54.706 acres of land, more or less, located in the J.H. Bostic Survey, A-13, Bastrop County, Texas, being described in deed dated July 14, 1984 from Hershel W. Wade et al to David O. Anderson, recorded in Volume 340, Page 412, Deed Records Fayette County, Texas. LESS HOWEVER: 16.984 acres of land, conveyed to Graeco 2 Ltd. dated October 1, 2004, from Mary Ann Galvan Anderson recorded in Volume 1475, Page 873 of the Deed Records, Bastrop County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between John David Glass, et ux, as Lessors, and Leexus Oil & Gas LLP as Lessee, dated March 7, 2006, as recorded in Volume 1623, Page 737, Official Records, Bastrop County, Texas, covering an undivided interest in 70.0 acres of land, more or less, located in the J.H. Bostic Survey, A-13, Bastrop County, Texas, being described in deed dated August 25, 1964, from Nadine Ebner Glass to Monroe Ebner, recorded in Volume 166, Page 307, Deed Records Bastrop County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Joe Glass, et ux, as Lessors, and Leexus Oil & Gas LLP as Lessee, dated March 7, 2006, as recorded in Volume 1623, Page 735, Official Records, Bastrop County, Texas, covering an undivided interest in 70.0 acres of land, more or less, located in the J.H. Bostic Survey, A-13, Bastrop County, Texas, being described in deed dated August 25, 1964, from Nadine Ebner Glass to Monroe Ebner, recorded in Volume 166, Page 307, Deed Records Bastrop County, Texas.

47

Memorandum of Oil, Gas and Mineral Lease by and between Gene Glass, et ux, as Lessors, and Leexus Oil & Gas LLP as Lessee, dated March 7, 2006, as recorded in Volume 1623, Page 738, Official Records, Bastrop County, Texas, covering an undivided interest in 70.0 acres of land, more or less, located in the J.H. Bostic Survey, A-13, Bastrop County, Texas, being described in deed dated August 25, 1964, from Nadine Ebner Glass to Monroe Ebner, recorded in Volume 166, Page 307, Deed Records Bastrop County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Warren Glass, et ux, as Lessors, and Leexus Oil & Gas LLP as Lessee, dated March 7, 2006, as recorded in Volume 1623, Page 736, Official Records, Bastrop County, Texas, covering an undivided interest in 70.0 acres of land, more or less, located in the J.H. Bostic Survey, A-13, Bastrop County, Texas, being described in deed dated August 25, 1964, from Nadine Ebner Glass to Monroe Ebner, recorded in Volume 166, Page 307, Deed Records Bastrop County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Leon Orsag, et ux, as Lessors, and Leexus Oil & Gas LLP as Lessee, dated March 7, 2006, as recorded in Volume 1626, Page 446, Official Records, Bastrop County, Texas, covering an undivided interest in 70.0 acres of land, more or less, located in the J.H. Bostic Survey, A-13, Bastrop County, Texas, being described in deed dated August 25, 1964, from Nadine Ebner Glass to Monroe Ebner, recorded in Volume 166, Page 307, Deed Records Bastrop County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Tom Glass, as Lessor, and Leexus Oil & Gas LLP as Lessee, dated March 7, 2006, as recorded in Volume 1623, Page 739, Official Records, Bastrop County, Texas, covering an undivided interest in 70.0 acres of land, more or less, located in the J.H. Bostic Survey, A-13, Bastrop County, Texas, being described in deed dated August 25, 1964, from Nadine Ebner Glass to Monroe Ebner, recorded in Volume 166, Page 307, Deed Records Bastrop County, Texas.

48

Memorandum of Oil, Gas and Mineral Lease by and between Graeco Ranch LLP, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated March 5, 2006, recorded in Volume 1659, Pages 571-572, Official Records, Bastrop County, Texas, covering
440.007 acres of land, more or less, of which Tract 3 contains 16.984 acres included in this Unit, as described in a deed dated October 1, 2004 from Mary Ann Galvan Anderson to Graeco 2, Ltd., Recorded in Volume 1475, Page 873 of Deed Records, Bastrop County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Thomas Wayne Baca, et ux, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated October 12, 2006, as recorded in Volume 1686, Page 326, Official Records, Bastrop County, Texas, covering 10.18 acres of land, more or less, and being the same property conveyed in the Deed from Fritz Wichmann, et. Ux., Lucy Wichmann, To Lawrence Wichmann, dated April 9, 1960, filed for record April 9, 1960, and recorded in Vol. 151, Pages, 547-548, Deed Records of Bastrop County, Texas.

STEINBACH WELL

Memorandum of Oil, Gas and Mineral Lease by and between Carl A. Steinbach, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated January 30, 2006, as recorded in Volume 1659, Page 520 of the Official Public Records of Bastrop County, Texas; covering 151.1 acres of land, more or less, situated in the Jesse Holdermann Survey, A-190, Bastrop County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Earl W. Steinbach, as Lessor, and Leexus Oil & Gas LLP, as Lessee, dated January 30, 2006, as recorded in Volume 1659, Page 521 of the Official Public Records of Bastrop County, Texas, covering 151.8 acres of land, more or less, situated in the Jesse Holdermann Survey, A-190, Bastrop County, Texas.

49

TYRA WELL

Memorandum of Oil, Gas and Mineral Lease by and between Lewis R. Tyra, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated March 14, 2006, as recorded in Volume 1683, Page 380, Official Public Records of Bastrop county, Texas, covering 911.26 acres of land, more or less, situated in the Jesse Holderman Survey, A-190, Charles S. Smith Survey, A-310, and the Teresa Highsmith Survey, A-194, Bastrop County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Richard N. Tyra, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated March 7, 2006, as recorded in Volume 1683, Page 382, Official Public Records of Bastrop county, Texas, covering 911.26 acres of land, more or less, situated in the Jesse Holderman Survey, A-190, Charles S. Smith Survey, A-310, and the Teresa Highsmith Survey, A-194, Bastrop County, Texas.

VARIOUS LEASES NOT YET IN A UNIT (BASTROP I):

Oil Gas and Mineral Lease dated March 16, 2006, between Paulette Seagert McPhaul, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 141.50 acres of land, more or less, situated in the James H. Bostic Survey, A-13, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 378, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated February 14, 2006, between Harry J. Yantz, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 160.13 acres of land, more or less, situated in the Jesse Holderman Survey, A-190, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 384, Official Records of Bastrop County, Texas.

50

Oil Gas and Mineral Lease dated February 15, 2006, between Bernice C. Foerster, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 164.27 acres of land, more or less, situated in the Jesse Holderman Survey, A-190, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 386, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated February 22, 2006, between Jerry Woodard Black, Jr., Lessor, and Leexus Oil & Gas, LLP, Lessee, covering an undivided interest in 160.13 acres of land, more or less, situated in the Jesse Holderman Survey, A-190, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 388, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated February 22, 2006, between Sharon Kay Tucker, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering an undivided interest in
160.13 acres of land, more or less, situated in the Jesse Holderman Survey, A-190, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 390, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated February 22, 2006, between Shelley Marie Chudej, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering an undivided interest in 160.13 acres of land, more or less, situated in the Jesse Holderman Survey, A-190, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 392, Official Records of Bastrop County, Texas.

Oil  Gas  and  Mineral  Lease  dated  February  22, 2006, between Susanne Irene
Behrens, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering an undivided interest in 160.13 acres of land, more or less, situated in the Jesse Holderman Survey, A-190, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 394, Official Records of Bastrop County, Texas.

51

Oil Gas and Mineral Lease dated March 28, 2006, between Julius Schwartz and wife, Lynette Schwartz, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering
31.51 acres of land, more or less, situated in the Charles S. Smith Survey, A-310, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 396, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated March 28, 2006, between Brenda Stoppelberg Walker, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 55.56 acres of land, more or less, situated in the Charles S. Smith Survey, A-310, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 398, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated March 28, 2006, between Roger Lynn Stoppelberg and wife, Theresa Knapek Stoppelberg, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 95.66 acres of land, more or less, situated in the Charles S. Smith Survey, A-310, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 400, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated March 28, 2006, between William F. Wagner, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 94.40 acres of land, more or less, situated in the Charles S. Smith Survey, A-310, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 402, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated April 18, 2006, between Suzanne Ragan, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 149.17 acres of land, more or less, situated in the Jesse Holderman Survey, A-190, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 404, Official Records of Bastrop County, Texas.

52

Oil Gas and Mineral Lease dated June 20, 2006, between Teresa Jeanette Hill Oliver, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 15.318 acres of land, more or less, situated in the Theresa Highsmith Survey, A-194, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 406, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated June 20, 2006, between Ritchie Oliver and Teresa Oliver, Lessors, and Leexus Oil & Gas, LLP, Lessee, covering 15.318 acres of land, more or less, situated in the Theresa Highsmith Survey, A-194, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 408, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated June 20, 2006, between Thomas Keith Hill, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 15.318 acres of land, more or less, situated in the Theresa Highsmith Survey, A-194, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 410, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated June 20, 2006, between David Hill, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 15.318 acres of land, more or less, situated in the Theresa Highsmith Survey, A-194, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 412, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated June 20, 2006, between Mary E. Hill, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 15.318 acres of land, more or less, situated in the Theresa Highsmith Survey, A-194, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 414, Official Records of Bastrop County, Texas.

53

Oil Gas and Mineral Lease dated June 20, 2006, between Agnes T. Hill, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 76.592 acres of land, more or less, situated in the Theresa Highsmith Survey, A-194, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 416, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated June 20, 2006, between Alton Beck, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 40.271 acres of land, more or less, situated in the Charles Smith Survey, A-310, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 418, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated June 20, 2006, between Frank R. Jewell and wife, Margaret C. Jewell, Lessors, and Leexus Oil & Gas, LLP, Lessee, covering
33.922 acres of land, more or less, situated in the Charles Smith Survey, A-310, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 420, Official Records of Bastrop County, Texas.

Oil Gas and Mineral Lease dated March 2, 2006, between Doyle Webb, Lessor, and Leexus Oil & Gas, LLP, Lessee, covering 124.682 acres of land, more or less, situated in the Charles S. Smith Survey, A-310, Bastrop County, Texas, as described in Memorandum of Oil, Gas and Mineral Lease recorded in Book 1683, Page 422, Official Records of Bastrop County, Texas.

BRAZOS COUNTY, TEXAS

BROCKSMITH WELL

Oil, Gas and Mineral Lease dated January 26, 2007, by and between Charles Owen Brocksmith, as Lessor, and Southwest Resources, Inc., as Lessee, recorded in Volume 7828, Page 89, Official Public Records, Brazos County, Texas, covering
40.335 acres, more or less, Isiah Curd League, Brazos County, Texas.

54

Assignment and Bill of Sale from Southwest Resources, Inc., as Assignor, to Leexus Oil & Gas, LLP, as Assignee dated ______________________, covering
40.335 acres, more or less, Isiah Curd League, Brazos County, Texas.

CHEREE WELL

Memorandum of Oil, Gas and Mineral Lease dated February 6, 2006, by and between Michael Lightsey, et al, as Lessors, and Leexus Oil & Gas, LLP, as Lessor, as recorded in Volume _____, Page ____, Official Public Records, Brazos County, Texas, covering 41.04 acres, more or less, M.A. Foster League, League No. 16, Brazos County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated February 7, 2006, by and between Donna Richards, et vir, as Lessors, and Leexus Oil & Gas, LLP, as Lessor, as recorded in Volume ____, Page ____, Official Public Records, Brazos County, Texas, covering 41.04 acres, more or less, M.A. Foster League, League No. 16, Brazos County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated August __, 2006, by and between Merle L. Skinner, Jr., as Lessor, and Leexus Oil & Gas, LLP, as Lessor, as recorded in Volume ____, Page ____, Official Public Records, Brazos County, Texas, covering 13.86 acres, more or less, lying and being situated in the Moses A. Foster Survey, A-16, Brazos County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated August 21, 2006, by and between William T. Plagens, et ux, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume ____, Page ____, Official Public Records, Brazos County, Texas, covering 15.06 acres, more or less, M.A. Foster Survey, Brazos County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated ______________, by and between Kenneth Matthews, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume ____, Page ____, Official Public Records, Brazos County, Texas, covering 66.21 acres, more or less, M.A. Foster Survey, Brazos County, Texas.

55

KEHLENBRINK WELL

Oil, Gas and Mineral Lease dated March 11, 2005, by and between Roy Kehlenbrink, et ux, as Lessors, and Leexus Oil & Gas, LLP, as Lessees, covering
33.468 acres of land, more or less, Isaiah Curd Survey, A-11, Brazos County, Texas, which lease is recorded in Volume 6883, Page 48, Official Records of Brazos County, Texas.

Oil, Gas and Mineral Lease dated May 6, 2005, by and between Clairee R. Andert, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, covering 62.6 acres of land, more or less, Isaiah Curd Survey, A-11, Brazos County, Texas, which lease is recorded in Volume 6883, Page 41, Official Records of Brazos County, Texas.

Oil, Gas and Mineral Lease dated May 6, 2005, by and between Judith A. Potts, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, covering 2.9 acres of land, more or less, Isaiah Curd Survey, A-11, Brazos County, Texas, which lease is recorded in Volume 6825, Page 282, Official Records of Brazos County, Texas.

MILTON KURTEN WELL

Oil and Gas Lease dated November 21, 1979, from Milton Kurten and wife, Amy Kurten, as Lessors, made, executed and delivered unto Spur Oil, Inc., as Lessee, their certain Oil and Gas Lease covering 200.15 acres, more or less, located in the I. Curd Survey, A-11 and J.A. Rhodes Survey, A-204, in Brazos County, Texas, which lease is recorded in Volume 35, at Page 280 of the Oil and Gas Records of Brazos County, Texas.

Assignment and Bill of Sale from Kurten Operating Co., Inc., as Assignor, to Leexus Oil & Gas, LLP, as Assignee dated January 23, 2004, covering 200.15 acres, more or less, located in the I. Curd Survey, A-11 and J.A. Rhodes Survey, A-204, in Brazos County, as recorded in Volume 5853, Page 7, Official Records, Brazos County, Texas.

56

OPERSTENY WELL

Memorandum of Oil, Gas and Mineral Lease dated February 2, 2005, from Eugene Opersteny, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, covering 119.23 acres, more or less, Brazos County, Texas, as recorded in Volume 6506, Page 140, Official Records, Brazos County, Texas.

WILLIAMS #1 WELL

Oil, Gas and Mineral Lease dated July 15, 1986, between Albert M. Williams and Rosalie U. Williams, husband and wife, Lessor, and The Gulf Tide Oil Company, Lessee, recorded in Volume 948, Page 248 of the Oil and Gas Lease Records of Brazos County, Texas, covering 182.00 acres of land out of the D.B. Posey Survey, A-187 and the John Hope Survey, A-137.

Oil, Gas and Mineral Lease dated June 1, 1987 between Martha S. Utecht, a widow and Rosalie Utect Williams, her daughter, as Lessors, and the Gulf Tide Oil Company, as Lessee, recorded in Volume 983, Page 411 of the Oil and Gas Lease Records of Brazos County, Texas, covering 30 acres of land out of the D.B. Posey Survey, A-187 (after resurveying found to contain 33.36 acres).

Oil, Gas and Mineral Lease dated March 11, 1987, between Alfred H. Conrad and Rudolph J. Conrad, as Lessors and The Gulf Tide Oil Company, as Lessee, recorded in Volume 962, Page 43 of the Oil and Gas Lease Records of Brazos County, Texas, covering 139.75 acres of land out of the John Hope Survey, A-137.

Assignment of Oil, Gas and Mineral Leases from Horizontal Production, Inc., and Tom Gholson, as Assignors, to Leexus Oil & Gas, LLP, as Assignee, effective on the effective date of the leases, as recorded in Volume 7518, Page 237, Official Public Records, Brazos County, Texas.

57

WILLIAMS #2 WELL

Oil, Gas and Mineral Lease dated July 15, 1986, between Albert M. Williams and Rosalie U. Williams, husband and wife, Lessor, and The Gulf Tide Oil Company, Lessee, recorded in Volume 948, Page 248 of the Oil and Gas Lease Records of Brazos County, Texas, covering 182.00 acres of land out of the D.B. Posey Survey, A-187 and the John Hope Survey, A-137.

Oil, Gas and Mineral Lease dated March 11, 1987, between Alfred H. Conrad and Rudolph J. Conrad, as Lessors and The Gulf Tide Oil Company, as Lessee, recorded in Volume 962, Page 43 of the Oil and Gas Lease Records of Brazos County, Texas, covering 139.75 acres of land out of the John Hope Survey, A-137.

Assignment of Oil, Gas and Mineral Leases from Horizontal Production, Inc., and Tom Gholson, as Assignors, to Leexus Oil & Gas, LLP, as Assignee, effective on the effective date of the leases, as recorded in Volume 7518, Page 237, Official Public Records, Brazos County, Texas.

YOUNGER WELL

 Oil, Gas and Mineral Lease dated February 10, 2004, between Jimmie E. Younger, et ux, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 5908, Page 236, Official Records of Brazos County, Texas, covering 84.23 acres of land, more or less, J.M. Estes Survey, A-115, Brazos County, Texas.

58

BURLESON COUNTY, TEXAS

EXACTA WELL

Assignment and Bill of Sale from The McDaniel Company, Inc. to Leexus Oil & Gas, LLP, dated October 14, 2002, as recorded in Volume 593, Page 471, Official Records, Burleson County, Texas, covering the following leases:

LEASE NO. SUB       LESSOR              LESSEE             DATE        BOOK
PAGE

TX1-00044555001     Houston Corp.       Sun Operating Ltd. 9/15/91     663
522
TX1-00044555006     Miller Ernest B et al.William A. Stewart3/9/94     229
815
TX1-00044555007     Porter Steven et al.William A. Stewart 3/9/94      229
799
TX1-00044555008     Blackwell Nancy P   William A. Stewart 3/9/94      229
803
TX1-00044555009     Porter Jr. Marvin   William A. Stewart 3/9/94      229
807
TX1-00044555010     Pitts Lynn Louise   William A. Stewart 3/9/94      229
811

Insofar and only insofar as said Leases are situated within the boundaries of the Unit for the Exacta #1 well, being more particularly described in that certain Unit Designation, dated January 23, 1995, recorded in Volume 238, Page 319, Official Records, Burleson County, Texas.

59

HESTER WELL

Oil, Gas and Mineral Lease dated November 15, 2006, between Marie Pascal Rollet Ware, et al, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume ____, Page ____, Real Property Records, Lee County, Texas, covering 151 acres of land, more or less, out of the James Craft Survey, A-83, and the Eliza Peaks Survey, A-43, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Barbara A. Hester, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 35-38, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Cleo Kincherlow, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 23-26, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Cleo Kincherlow, Guardian for Phillis Hester, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 39-42, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Goldie Mae Butler, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 27-30, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Dock Hester, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 43-46, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

60

Oil, Gas and Mineral Lease dated June 18, 2003, between Rosetta Hester Combs, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 47-50, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Barbara J. Hester, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 51-54, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Michael Roy Hester, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 55-58, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Glenda K. Hester Carothers, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 59-63, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Gerald Hester, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 64-68, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Ruby Hester, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 7-10, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

61

Oil, Gas and Mineral Lease dated November 10, 2002, between Carol Mathews, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 69-72, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Byron L. Hester, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Page 19-22, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Janice Colvin Powell, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Page 73-76, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Lionel Colvin, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 15-18, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Wanda J. Johnson, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 77-80, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Ricky H. Colvin, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 81-84, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Farris Colvin, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 31-34, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

62

Oil, Gas and Mineral Lease dated November 10, 2002, between Willie Mae Wise Wade, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 85-88, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Derrick Wise, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 89-92, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Bobbie Wise Carter, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 93-96, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 10, 2002, between Horace Wise, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 11-14, Real Property Records, Burleson County, Texas, covering 76.00 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Milton C. Alford, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Page 91-100, Real Property Records, Burleson County, Texas, covering 54.1 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Evelyn Alford Thompson, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 101-104, Real Property Records, Burleson County, Texas, covering 54.1 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between La Keshia McNeil, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 105, Pages 105-108, Real Property Records, Burleson County, Texas, covering 54.1 acres of land, James Craft Survey, A-83, Burleson County, Texas.

63

Oil, Gas and Mineral Lease dated June 18, 2003, between La Quinen Bernard, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 109-112, Real Property Records, Burleson County, Texas, covering 54.1 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Johnny E. Bowser, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 113-116, Real Property Records, Burleson County, Texas, covering 54.1 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Joyce A. Simon, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 117-120, Real Property Records, Burleson County, Texas, covering 54.1 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Sharon Braden, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 121-126, Real Property Records, Burleson County, Texas, covering 54.1 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Curtis Solomon, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 127-130, Real Property Records, Burleson County, Texas, covering 54.1 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Marvin Solomon, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 131-134, Real Property Records, Burleson County, Texas, covering 54.1 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 18, 2004, between Jacquelyn Kesee, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 135-138, Real Property Records, Burleson County, Texas, covering 15.0 acres of land, James Craft Survey, A-83, Burleson County, Texas.

64

Oil, Gas and Mineral Lease dated November 18, 2004, between Floyd Kesee, Jr., as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 139-142, Real Property Records, Burleson County, Texas, covering 15.0 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 18, 2004, between Regina Gail Kesee, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 143-146, Real Property Records, Burleson County, Texas, covering 15.0 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated November 18, 2004, between Pamela Yvette Kesee, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 147-150, Real Property Records, Burleson County, Texas, covering
15.0 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Odessa McCoy Coleman, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 151-154, Real Property Records, Burleson County, Texas, covering 19 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 25, 2003, between John Brinston, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 155-158, Real Property Records, Burleson County, Texas, covering 19 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between L.D. Brinston, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 159-162, Real Property Records, Burleson County, Texas, covering 19 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 18, 2003, between Gladys J. Green, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 163-166, Real Property Records, Burleson County, Texas, covering 19 acres of land, James Craft Survey, A-83, Burleson County, Texas.

65

Oil, Gas and Mineral Lease dated June 18, 2003, between Alberta Hanks, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 167-170, Real Property Records, Burleson County, Texas, covering 19 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated September 18, 2003, between Jerone Wheeler, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 171-174, Real Property Records, Burleson County, Texas, covering 19 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated September 18, 2003, between Will Wheeler, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 175-178, Real Property Records, Burleson County, Texas, covering 19 acres of land, James Craft Survey, A-83, Burleson County, Texas.

Oil, Gas and Mineral Lease dated June 25, 2003, between Milton Williams, et ux, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 179-182, Real Property Records, Burleson County, Texas, covering 19 acres of land, James Craft Survey, A-83, Burleson County, Texas.

JACKSON, HELEN WELL

Memorandum of Oil, Gas and Mineral Lease dated March 3, 2006, by and between Helen G. Jackson, et vir, as Lessors, to Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 693, Page 162, Official Public Records, Burleson County, Texas, covering 80 acres, more or less, John M. Hardeman Survey, A-139, Burleson County, Texas, as extended under Volume 698, Page 136, Official Public Records, Burleson County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated March 3, 2006, by and between Beth G. Morgan, et vir, as Lessors, to Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 693, Page 164, Official Public Records, Burleson County, Texas, covering 80 acres, more or less, John M. Hardeman Survey, A-139, Burleson County, Texas, as extended.

66

Memorandum of Oil, Gas and Mineral Lease dated January 4, 2007, by and between Thomas J. Cummings, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 707, Page 597, Official Public Records, Burleson County, Texas, covering 5.00 acres, John Hardeman Survey, A-140, Burleson County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated January 27, 2007, by and between Somerville Community Cemetery Association, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 707, Page 599, Official Public Records, Burleson County, Texas, covering 5.364 acres, John Hardeman Survey, A-140, Burleson County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated January 27, 2007, by and between Bobbie White, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 709, Page 481, Official Public Records, Burleson County, Texas, covering
98.536  acres,  more  or  less, John Hardeman Survey, A-140,  Burleson  County,
Texas.

Memorandum of Oil, Gas and Mineral Lease dated January 29, 2007, by and between S.A. Taylor, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 709, Page 845, Official Public Records, Burleson County, Texas, covering
103.536  acres, more or less, John Hardeman  Survey,  A-140,  Burleson  County,
Texas.

Memorandum of Oil, Gas and Mineral Lease dated January 29, 2007, by and between James Lee Taylor, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 709, Page 847, Official Public Records, Burleson County, Texas, covering 103.536 acres, more or less, John Hardeman Survey, A-140, Burleson County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated February 12, 2007, by and between Etta Taylor, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 713, Pages 235-236, Official Public Records, Burleson County, Texas, covering 98.536 acres, more or less, John Hardeman Survey, A-140, Burleson County, Texas.

67

LYDIA RUBACH WELL

Memorandum of Oil, Gas and Mineral Lease dated January 31, 2006, by and between Alton Martin Rubach, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, covering
394.98 acres, more or less, Wm. P. Huff Survey, A-31, Burleson County, Texas, as recorded in Volume 683, Page 116, Official Records of Burleson County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated February 2, 2006, by and between Linda Ann Rubach Mass, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, covering
394.98 acres, more or less, Wm. P. Huff Survey, A-31, Burleson County, Texas, as recorded in Volume 682, Page 127, Official Records of Burleson County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated January 20, 2006, by and between Walter John Rubach, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, covering
519.98 acres, more or less, Wm. P. Huff Survey, A-31, Burleson County, Texas, as recorded in Volume 683, Page 118, Official Records of Burleson County, Texas.

MCFARLAND-MCFARLAND WELL

Oil, Gas and Mineral Lease dated September 14, 2005, between Lometa Petroleum Corporation and Gena Lynn McFarland Parsons, covering 299 acres, more or less, in the James Foster Survey-, A-24 of Burleson County, Texas, as recorded in Volume 671, Page 334 of the Official Records of Burleson County, Texas.

Assignment, Conveyance and Bill of Sale between Lometa Petroleum Corporation, as Assignor, and Leexus Oil & Gas, LLP, as Assignee, dated March 3, 2006, as recorded in Volume 685, Page 703, Official Records of Burleson County, Texas.

68

MCHENRY WELL

Memorandum of Oil, Gas and Mineral Lease between Modene McHenry, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated July 20, 2006, covering 89 acres, more or less, in the E. Swearingen League, A-58, in Burleson County, Texas, as recorded in Volume 695, Page 298, Official Records of Burleson County, Texas.

Memorandum of Oil, Gas and Mineral Lease between Kenneth Key, et ux, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, dated July 21, 2006, covering 10 acres of land, more or less, in the E. Swearingen League, A-58, in Burleson County, Texas, as recorded in Volume 695, Page 299, Official Records of Burleson County, Texas.

SCARMARDO WELL

Oil, Gas and Mineral Lease dated June 21, 1995, by and between Steve T. Scarmardo, et al., as Lessors, and Great West Energy and Exploration, Inc., as Lessee, and being recorded in Volume 242, Page 848 of the Official Records of Burleson County, Texas, covering 107.31 acres of land, ore or less, out of the James Curtis League, A-17, Burleson County, Texas.

Quit Claim Assignment of Oil, Gas and Mineral Lease and Bill of Sale dated November 2, 2005, between Great West Energy and Exploration, Inc., as Assignor, and Leexus Oil & Gas, LLP, as Assignee, as recorded in Volume 677, Page 801, Official Public Records, Burleson County, Texas.

T-O WELL

Memorandum of Oil, Gas and Mineral Lease between James A. Theeck, et ux, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, dated October 17, 2005, covering
43.423 acres, more or less, James Foster Survey, Burleson County, Texas, as recorded in Volume 676, Page 76, Official Records of Burleson County, Texas.

69

Memorandum of Oil, Gas and Mineral Lease between Donald Frits, et ux, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, effective October 17, 2005, covering 40.174 acres, more or less, James Foster Survey, A-24, Burleson County, Texas, as recorded in Vol. 712, Page 864, Official Records of Burleson County, Texas.

Memorandum of Oil, Gas and Mineral Lease between Larry Oppermann, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, effective October 17, 2005, covering
40.174 acres, more or less, James Foster Survey, A-24, Burleson County, Texas, as recorded in Vol. 712, Page 865, Official Records of Burleson County, Texas.

Oil, Gas and Mineral Lease between Paul H. Oppermann, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, effective October 17, 2005, covering 40.174 acres, more or less, James Foster Survey, A-24, Burleson County, Texas, as recorded in Vol. 713, Pages 183-189, Official Records of Burleson County, Texas.

Oil, Gas and Mineral Lease between James Oppermann, et ux, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, effective October 17, 2005, covering 40.174 acres, more or less, James Foster Survey, A-24, Burleson County, Texas, as recorded in Vol. 713, Pages 190-196, Official Records of Burleson County, Texas.

FAYETTE COUNTY, TEXAS

ANSELL-LEHMANN WELL

Oil, Gas and Mineral Lease dated July 18, 2000, by and between Anton B. Lehmann, Trustee, and Riverbend Group, LLC, as Lessee, as recorded in Volume 1104, Page 140, Official Records, Fayette County, Texas, covering 92.9 acres, more or less, G.W. Brazeale Survey, A-126, Fayette County, Texas, assigned from Meridian Key to Leexus Oil & Gas, LLP on 5/14/2003 as recorded in Volume 1216 P 64, Official Records, Fayette County, Texas.

69

ATLANTA HATFIELD WELL

Oil, Gas and Mineral Lease dated March 24, 2004, between Lawrence Hatfield, et ux and Leexus Oil & Gas, LLP, recorded in Volume 1265, Page 450, Official Records of Fayette County, Texas, covering 218.33 acres of land, more or less out of the Montraville Woods Survey, A-115, Fayette County, Texas.

Oil, Gas and Mineral Lease dated March 24, 2004, between George E. Hatfield, et ux and Leexus Oil & Gas, LLP, recorded in Volume 1265, Page 468, Official Records of Fayette County, Texas, covering 218.33 acres of land, more or less out of the Montraville Woods Survey, A-115, Fayette County, Texas.

Oil, Gas and Mineral Lease dated March 24, 2004, between James Milton Hatfield, et ux and Leexus Oil & Gas, LLP, recorded in Volume 1265, Page 462, Official Records of Fayette County, Texas, covering 218.33 acres of land, more or less out of the Montraville Woods Survey, A-115, Fayette County, Texas.

Oil, Gas and Mineral Lease dated March 24, 2004, between Georgerine Kovar and Leexus Oil & Gas, LLP, recorded in Volume 1265, Page 456, Official Records of Fayette County, Texas, covering 218.33 acres of land, more or less out of the Montraville Woods Survey, A-115, Fayette County, Texas.

Oil, Gas and Mineral Lease dated April 25, 2005, between Will C. Moore and Leexus Oil & Gas, LLP, recorded in Volume 1313, Page 32, Official Records of Fayette County, Texas, covering 36 acres of land, more or less out of the Montraville Woods Survey, A-115, Fayette County, Texas.

Assignment of Oil, Gas and Mineral Leases dated November 8, 2005, between Senora Resources, Inc., and Leexus Oil & Gas, LLP, recorded in Volume 1332, Page 711, Official Records of Fayette County, Texas, covering the following leases:

70

       A. Paid up Oil and Gas Lease dated May 16, 2005, between Walter Luck and wife, Susan G. Luck; Milton C. Schmidt and wife Betty Schmidt; and Annette Giessner and husband Bernard G. Giessner, acting herein by through Walter Luck, their duly appointed attorney-in-fact, as Lessor; and Senora Resources, Inc., as Lessee; recorded in Volume 1313, Page 20, Official Records of Fayette County, Texas, covering 97.67 acres, more or less, out of the Montraville Woods Survey, A-115, Fayette County, Texas, as more particularly described therein.

       B. Paid up Oil and Gas Lease dated May 16, 2005, between Walter Luck and wife, Susan G. Luck; Milton C. Schmidt and wife Betty Schmidt; and Annette Giessner and husband Bernard G. Giessner, acting herein by through Walter Luck, their duly appointed attorney-in-fact, as Lessor; and Senora Resources, Inc., as Lessee; recorded in Volume 1313, Page 24, Official Records of Fayette County, Texas, covering 97.67 acres, more or less, out of the Montraville Woods Survey, A-115, Fayette County, Texas, as more particularly described therein.

       C. Paid Up Oil and Gas Lease dated May 9, 2005, between Richard C. Cernosek, Trustee, as Lessor; and Senora Resources, Inc. as Lessee; recorded in Volume 1313, Page 28, Official Records of Fayette County, Texas, covering 97.67 acres, more or less, out of the Montraville Woods Survey, A-115, Fayette County, Texas, as more particularly described therein.

FRED BECKER WELL

Memorandum of Oil, Gas and Mineral Lease dated April 22, 2006, by and between Virgil L. Becker, et al, as Lessors, to Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 987, Page 946, Official Records, Fayette County, Texas.

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BERNSHAUSEN WELL

Memorandum of Oil, Gas and Mineral Lease dated August 31, 2006, by and between Perry Bernshausen, et al., as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 1370, Page 875, Official Records, Fayette County, Texas, covering 154.5 acres, more or less, George W. Brazeale Survey, A-126, Fayette County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated August 22, 2006, by and between Henry W. Withers, III, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume _____, Page _____, Official Records, Fayette County, Texas, covering 150.85 acres, more or less, G.W. Brazeale Survey, A-126, Fayette County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated September 7, 2006, by and between George Herbert Withers, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume _____, Page _____, Official Records, Fayette County, Texas, covering 150.85 acres, more or less, G.W. Brazeale Survey, A-126, Fayette County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated September 14, 2006, by and between John Mecon Withers, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume _____, Page _____, Official Records, Fayette County, Texas, covering 150.85 acres, more or less, G.W. Brazeale Survey, A-126, Fayette County, Texas.

Memorandum of Oil, Gas and Mineral Lease dated November 27, 2006, by and between James Edward Hodges Withers, III, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume _____, Page _____, Official Records, Fayette County, Texas, covering 150.85 acres, more or less, G.W. Brazeale Survey, A-126, Fayette County, Texas.

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72

DERNEHL WELL

Oil, Gas and Mineral Lease dated October 20, 2004, by and between Wilbert O. Dernehl, Jr., et al, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 1297, Page 1, Official Records, Fayette County, Texas, covering 124.383 acres, more or less, N.C. Taylor Survey, A-306 and the Elias Gilpin Survey, A-196, Fayette County, Texas.

ELO #3 WELL

Assignment of Oil, Gas and Mineral Leases from Orbis Energy to Leexus Oil & Gas, LLP, dated June 11, 2003, as recorded in Volume 1223, Page 845, Official Records, Fayette County, Texas, as corrected on December 29, 2003 and recorded in Volume 1248, Page 148, Official Records, Fayette County, Texas, covering the following leases:

18.34 acres, being part of the John Shaw League, A-92, Fayette County, Texas, described in an Oil and Gas Lease from Leona Marburger to Arrow Exploration Company recorded in Volume 1003, Page 883, Official Records of Fayette County, Texas.

11.41 acres, more or less, being part of the John Shaw League, A-82, Fayette County, Texas, being more fully described in an Oil and Gas Lease dated April 12, 2000, from Leona Marburger to Orbis Energy, LLC, recorded in Volume 1096, Page 87, Deed Records of Fayette County, Texas.

5.00 acres, more or less, being part of the John Shaw League, A-92, Fayette County, Texas, being more fully described in an Oil and Gas Lease dated February 9, 2000, from Leona Marburger to Orbis Energy LLC as recorded in Volume 1089, Page 43, Deed Records of Fayette County, Texas.

8.20 acres, more or less, being part of the John Shaw League, A-92, Fayette County, Texas, being more fully described in an Oil and Gas Lease dated February 23, 2000, from Florida Chapel Cemetery Association to Orbis Energy, LLC recorded in Volume 1090, Page 819, Deed Records of Fayette County, Texas.

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73

KLEIBER WELL

Oil, Gas and Mineral Lease dated March 17, 2000, by and between August Kleiber, et ux, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 862, Page 137, Real Property Records, Lee County, Texas, covering 200.428 acres, more or less, David Green Survey, A-379, Lee County, Texas, and A-193, Fayette County, Texas.

Memorandum of Oil and Gas Lease dated January 12, 2006, by and between Texas Osage Royalty Pool, Inc., as recorded in Volume 1345, Page 200, Real Property Records Lee County, Texas, and Volume 975, Page 780, Fayette County, Texas, covering 200.428 acres, more or less, David Green Survey, A-379, Lee County, Texas, and A-193, Fayette County, Texas.

MARCY ELLEN WELL

Oil, Gas and Mineral Lease dated January 10, 2006, between Ronald W. Rathke, et ux, as Lessor, and United Resources, LP, as Lessee, as recorded in Volume 1346, Page 600, Official Records, Fayette County, Texas, covering 115.35 acres, more or less, out of the Elizabeth Campbell Survey, A-26, Fayette County, Texas.

Oil, Gas and Mineral Lease dated January 10, 2006, between Edgar Mitschke, et ux, as Lessor, and United Resources, LP, as Lessee, as recorded in Volume 1346, Page 617, Official Records, Fayette County, Texas, covering 115.35 acres, more or less, out of the Elizabeth Campbell Survey, A-26, Fayette County, Texas.

Oil, Gas and Mineral Lease dated December 15, 2005, between Friedrich K. Mitschke, et ux, as Lessor, and United Resources, LP, as Lessee, as recorded in Volume 1346, Page 622, Official Records, Fayette County, Texas, covering 115.35 acres, more or less, out of the Elizabeth Campbell Survey, A-26, Fayette County, Texas.

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74

Oil, Gas and Mineral Lease dated April 4, 2006, between Tracy L. Robbins, et ux, as Lessors, and United Resources, LP, as Lessee, as recorded in Volume 1353, Page 830, Official Records, Fayette County, Texas, covering 3.50 acres, more or less, Elizabeth Campbell Survey, A-26, Fayette County, Texas.

Oil, Gas and Mineral Lease dated April 4, 2006, between Clarence W. Mitschke, et ux, as Lessors, and United Resources, LP, as Lessee, as recorded in Volume 1353, Page 839, Official Records, Fayette County, Texas, covering 3.50 acres, more or less, Elizabeth Campbell Survey, A-26, Fayette County, Texas.

Partial Assignment of Oil, Gas and Mineral Lease dated Effective May 1, 2006 and recorded in Volume 1358, Page 428, Official Records, Fayette County, Texas, between United Resources, LP, as Assignor, and Leexus Oil & Gas, LLP, as corrected by Correction to Partial Assignment of Oil, Gas and Mineral Lease dated September 29, 2006, effective as of May 1, 2006, recorded in Volume ____, Page ____, Official Records, Fayette County, Texas.

PETRICH-LORENZ WELL

Oil, Gas and Mineral Lease effective February 17, 2005, between Glen G. Petrich Estate, Brice Wagner Executor, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1315, Page 546, Official Records of Fayette County, Texas, covering 18.217 acres, more or less, E. Gilpin Survey, A-196, Fayette County, Texas.

Oil, Gas and Mineral Lease effective December 8, 2004, between Ewald Lorenz and wife, Lucille Pietsch Lorenz, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1315, Page 552, Official Records of Fayette County, Texas, covering 17.111 acres, more or less, E. Gilpin Survey, A-196, Fayette County, Texas.

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75

Oil, Gas and Mineral Lease effective October 20, 2004, between Wilbert O. Dernehl, Jr. and Bonnie Jane Dernehl Orsak and husband, Daniel Orsak, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1297, Page 1, Official Records of Fayette County, Texas, covering 124.383 acres, more or less, E. Gilpin Survey, A-196, Fayette County, Texas.

PETRICH A UNIT NO. 2

Oil, Gas and Mineral Lease effective February 17, 2005, between Glen G. Petrich Estate, Brice Wagner Executor, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1315, Page 546, Official Records of Fayette County, Texas, covering 18.217 acres, more or less, E. Gilpin Survey, A-196, Fayette County, Texas.

Oil, Gas and Mineral Lease effective December 8, 2004, between Ewald Lorenz and wife, Lucille Pietsch Lorenz, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1315, Page 552, Official Records of Fayette County, Texas, covering 17.111 acres, more or less, E. Gilpin Survey, A-196, Fayette County, Texas.

Oil, Gas and Mineral Lease effective October 20, 2004, between Wilbert O. Dernehl, Jr. and Bonnie Jane Dernehl Orsak and husband, Daniel Orsak, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1297, Page 1, Official Records of Fayette County, Texas, covering 124.383 acres, more or less, E. Gilpin Survey, A-196, Fayette County, Texas.

SUSIE NO. 1 WELL

Memorandum of Oil, Gas and Mineral Lease effective September 26, 2006, between Diane H. Mason, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1370, Page 882, Official Records of Fayette County, Texas, covering 2 acres, more or less, William J. Russell Survey, A-89, Fayette County, Texas.

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76

Oil, Gas and Mineral Lease effective March 2, 2006, between Paul E. Harper, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1360, Page 715, Official Records of Fayette County, Texas, covering 188.60 acres of land, more or less, situated in the William Russell League, A-89, and Nathaniel Townsend League, A-103, Fayette County, Texas.

Oil, Gas and Mineral Lease effective March 2, 2006, between Mary Kathleen Harper, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1360, Page 721, Official Records of Fayette County, Texas, covering 188.60 acres of land, more or less, situated in the William Russell League, A-89, and Nathaniel Townsend League, A-103, Fayette County, Texas.

Memorandum of Oil, Gas and Mineral Lease effective October 13, 2006, between Cherie L. Craddock, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1372, Page 873, Official Records of Fayette County, Texas, covering .995 of an acre, William J. Russell Survey, A-89, Fayette County, Texas.

SUSIE NO. 2 WELL

Oil, Gas and Mineral Lease effective March 2, 2006, between Paul E. Harper, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1360, Page 715, Official Records of Fayette County, Texas, covering 188.60 acres of land, more or less, situated in the William Russell League, A-89, and Nathaniel Townsend League, A-103, Fayette County, Texas.

Oil, Gas and Mineral Lease effective March 2, 2006, between Mary Kathleen Harper, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1360, Page 721, Official Records of Fayette County, Texas, covering 188.60 acres of land, more or less, situated in the William Russell League, A-89, and Nathaniel Townsend League, A-103, Fayette County, Texas.

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77

Oil, Gas and Mineral Lease effective June 19, 2006, between Thomas P. Doyle, Beneficiary of the Estate of Thomas L. Morrill, Deceased, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, recorded in Volume 1362, Page 162, Official Records of Fayette County, Texas, covering 82.47 acres of land, more or less, Nathaniel Townsend League, A-103, Fayette County, Texas.

TROUSDALE WELL

Oil, Gas and Mineral Lease from James Arnold Trousdale, et al. to Babco, Inc., dated October 6, 1994 recorded in Volume 390, Page 208, Oil and Gas Lease Records of Fayette County, Texas, covering 258.6 acres, John Ingram Survey, A-56, Fayette County, Texas.

Oil, Gas and Mineral Lease from the General Land Office and the School Land Board of the State of Texas to Great West energy & Exploration, dated October 3, 1995, recorded in Volume 409, Page 152, Oil and Gas Lease Records of Fayette County, Texas, covering approximately 35 acres of land of the Colorado River, State Tract 5-D, Fayette County, Texas.

Bill of Sale and Assignment of Oil, Gas and Mineral leases dated June 3, 2004, between Great West Energy and Exploration, Inc., as Assignor, and Leexus Oil & Gas, LLP, as Assignee, as recorded in Volume 1277, Page 646, Official Records of Fayette County, Texas.

Bill of Sale and Assignment of Oil, Gas and Mineral Leases dated October 14, 2004, between Great West Energy and Exploration, Inc., as Assignor, and Leexus Oil & Gas, LLP, as Assignee, as recorded in Volume 1290, Page 451, Official Records of Fayette County, Texas.

VICTOR ELIAS WELL

Oil, Gas and Mineral Lease from James Elias, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, dated July 21, 2004, recorded in Volume 1276, Page 184, Official Records of Fayette County, Texas, covering 356.55 acres of land, more or less, out of the Wm. Barton League, A-11, Fayette County, Texas.

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78

GONZALES COUNTY, TEXAS

ALFORD WELL

Oil, Gas and Mineral Lease dated March 1, 2003, by and between James P. Alford, et ux, Lessors, and Leexus Oil & Gas, LLP, Lessee, recorded in Volume 883, Page 614, Official Records, Gonzales County, Texas, covering 97.228 acres, more or less, Prosper Hope Survey, A-252, Gonzales County, Texas.

LEE COUNTY, TEXAS

BECKER, FRED WELL

Memorandum of Oil, Gas and Mineral  Lease  dated April 22, 2006, between Virgil
L. Becker, et al, as Lessors, and Leexus Oil & Gas, LLP, Lessee, as recorded in Volume 987, Page 946, Real Property Records, Lee County, Texas, covering 200 acres, more or less, A.J. McDonald 320 acre Survey, A-243, Lee County, Texas.

EL CAPITAN WELL

Extension of Oil, Gas and Mineral Lease dated June 20, 2003, between Joseph M. Billig, as Lessor, and Mark Jaehne, Trustee, as Lessee, as recorded in Volume 968, Page 791, Real Property Records, Lee County, Texas, covering 113.00 acres, more or less, Matthew Sparks League, Lee County, Texas, assigned from Mark Jaehne, Trustee, to Leexus Oil & Gas, LLP, March 29, 2007, effective June 20, 2003, as recorded in Volume ____, Page ____, Real Property Records, Lee County, Texas.

Oil, Gas and Mineral Lease dated May 19, 2003, between Darrell Bird, as Lessor, and Mark Jaehne, Trustee, as Lessee, as recorded in Volume 925, Page 431, Real Property Records, Lee County, Texas, covering 113.00 acres, more or less, Matthew Sparks League, Lee County, Texas, assigned from Mark Jaehne, Trustee, to Leexus Oil & Gas, LLP, March 29, 2007, effective May 19, 2003, as recorded in Volume ____, Page ____, Real Property Records, Lee County, Texas.

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79

Oil, Gas and Mineral Lease dated May 16, 2003, between Dorothy Bird, as Lessor, and Mark Jaehne, Trustee, as Lessee, as recorded in Volume 925, Page 419, Real Property Records, Lee County, Texas, covering 113.00 acres, more or less, Matthew Sparks League, Lee County, Texas, assigned from Mark Jaehne, Trustee, to Leexus Oil & Gas, LLP, March 29, 2007, effective May 16, 2003, as recorded in Volume ____, Page ____, Real Property Records, Lee County, Texas.

Oil, Gas and Mineral Lease dated May 12, 2003, between Lloyd Cannon, Sr., as Lessor, and Mark Jaehne, Trustee, as Lessee, as recorded in Volume 925, Page 425, Real Property Records, Lee County, Texas, covering 113.00 acres, more or less, Matthew Sparks League, Lee County, Texas, assigned from Mark Jaehne, Trustee, to Leexus Oil & Gas, LLP, March 29, 2007, effective May 12, 2003, as recorded in Volume ____, Page ____, Real Property Records, Lee County, Texas.

Oil, Gas and Mineral Lease dated May 12, 2003, between Carolyn Hargraves, as Lessor, and Mark Jaehne, Trustee, as Lessee, as recorded in Volume 925, Page 437, Real Property Records, Lee County, Texas, covering 113.00 acres, more or less, Matthew Sparks League, Lee County, Texas, assigned from Mark Jaehne, Trustee, to Leexus Oil & Gas, LLP, March 29, 2007, effective May 12, 2003, as recorded in Volume ____, Page ____, Real Property Records, Lee County, Texas.

HERKLOTZ WELL

Oil, Gas and Mineral Lease dated May 1, 2004, between Lane Herklotz, et al., as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Vol. 953, P 51, Real Property Records, Lee County, Texas, covering 382.00 acres, more or less, Samuel McDaid Survey, A-210, Lee County, Texas.

Oil, Gas and Mineral Lease dated April 1, 2004, between Roy E. Kruemcke, Jr., et ux, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 942, Page 392, Real Property Records, Lee County, Texas, covering 160.00 acres of land, more or less, William Newford Survey, A-249, Lee County, Texas.

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80

Oil, Gas and Mineral Lease dated April 1, 2004, between William Bertner Schnapp, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 942, Page 382, Real Property Records, Lee County, Texas, covering 160.00 acres, more or less, William Newford Survey, A-249, Lee County, Texas.

Oil, Gas and Mineral Lease dated April 1, 2004, between Ben H. Schnapp, III, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 942, Page 387, Real Property Records, Lee County, Texas, covering 160.00 acres, more or less, William Newford Survey, A-249, Lee County, Texas.

ADDITIONAL HERKLOTZ ACREAGE:

Oil, Gas and Mineral Lease dated December 24, 2004, between Lane Herklotz, et al., as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 955, Page 1093, Real Property Records, Lee County, Texas, covering an undivided one-half interest 124.00 acres, more or less, William Newford Survey, A-249, Lee County, Texas.

KIMBERLY WELL

Oil, Gas and Mineral Lease dated June 30, 1976, between Lillian E. Stuermer, et al, as Lessors, and Hawn Brothers, as Lessee, as recorded in Volume 250, Page 53, Deed Records of Lee County, being out of that certain 145.0 acre tract of land described by deed to E.P. Stuermer, recorded in Volume 19, Page 318 of the Deed Records of Lee County, Texas, and out of that certain 229.0 acre tract of land described by deed to E.P. Stuermer, recorded in Volume 12, Page 498, Deed Records of Lee County, Texas, assigned from Sandel Energy, Inc. to Leexus Oil & Gas, LLP on 2/14/07, recorded in Volume ____ Page ____, Deed Records of Lee County, Texas.

Assignment and Bill of Sale dated February 27, 2007, effective November 1, 2006, between Sandel Energy, Inc., as Assignor, and Leexus Oil & Gas, LLP, as Assignee, as recorded in Volume ____, Page ____, Real Property Records, Lee County, Texas.

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81

KING WELL

Oil, Gas and Mineral Lease dated February 7, 2001, by and between Mary Evelyn Freeman, et al, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 880, Page 739, Real Property Records, Lee County, Texas, covering
86.5 acres, more or less, Freeman & Spence Surveys, Lee County, Texas.

Memorandum of Oil and Gas Lease dated January 12, 2006, by and between Texas Osage Royalty Pool, Inc., as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 975, Page 778, Real Property Records, Lee County, Texas, covering 171 acres, more or less, Thomas Freeman and J.S. Spence Surveys, Lee County, Texas.

KLEIBER WELL

Oil, Gas and Mineral Lease dated March 17, 2000, by and between August Kleiber, et ux, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 862, Page 137, Real Property Records, Lee County, Texas, covering 200.428 acres, more or less, David Green Survey, A-379, Lee County, Texas, and A-193, Fayette County, Texas.

Memorandum of Oil and Gas Lease dated January 12, 2006, by and between Texas Osage Royalty Pool, Inc., as recorded in Volume 1345, Page 200, Real Property Records Lee County, Texas, and Volume 975, Page 780, Fayette County, Texas, covering 200.428 acres, more or less, David Green Survey, A-379, Lee County, Texas, and A-193, Fayette County, Texas.

KOEHLER WELL

Oil, Gas and Mineral Lease dated June 1, 1974, by and between Herbert G. Koehler and wife, Frieda A. Koehler, as Lessors, and Dan. A. Hughes, as Lessee, as recorded in volume 227, Page 204, Real Property Records, Lee County, Texas, covering 229.4 acres, more or less, out of the J.D. G. Varrelmann League, A-20, Lee County, Texas.

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82

Oil, Gas and Mineral Lease dated July 25, 2005, by and between Charles Gordon Arceneaux, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Vol. 982, Page 856, Real Property Records, Lee County, Texas, covering 4.8604 acres, more or less, J.D.G. Varrelmann League, A-20, Lee County, Texas.

Oil, Gas and Mineral Lease dated May 1, 2006, by and between Giddings Independent School District, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 983, Page 710, Real Property Records, Lee County, Texas, covering 1.947 acres, more or less, out of the J.D.G. Varrelmann League, A-20, Lee County, Texas.

Oil, Gas and Mineral Lease dated June 14, 2005, by and between Bennie Jaehne and Herman Jaehne, as Lessors, to Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 983, Page 716, Real Property Records, Lee County, Texas, covering
8.184 acres, more or less, J.D.G. Varrelmann League, A-20, Lee County, Texas.

Oil, Gas and Mineral Lease dated June 14, 2005, by and between Charles W. Kriegel, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 967, Page 352, Real Property Records, Lee County, Texas, covering 22.5 acres, more or less, J.D.G. Varrelmann League, A-20, Lee County, Texas.

Oil, Gas and Mineral Lease dated June 14, 2005, by and between Leonard Meuth, et ux, as Lessors, to Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 967, Page 348, Real Property Records, Lee County, Texas, covering 6.028 acres, more or less, J.D.G. Varrelmann League, A-20, Lee County, Texas.

Oil, Gas and Mineral Lease dated June 14, 2005, by and between Josephine Conner, AS Lessor, to Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 967, Page 356, Real Property Records, Lee County, Texas, covering 2 acres, more or less, J.D. G. Varrelmann League, A-20, Lee County, Texas.

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Oil, Gas and Mineral Lease  dated  June 14, 2005, by and between Carlous Adams, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 967, Page 360, Real Property Records, Lee county, Texas, covering 6.0 acres, more or less, J.D.G. Varrelmann League, A-20, Lee County, Texas.

KRAUSE WELL

Memorandum of Oil and Gas Lease dated June 30, 2006, between Texas Osage Royalty Pool, Inc. as Lessor and Leexus Oil & Gas, LLP, as Lessee as recorded in Volume 986, Page 991, Real Property Records of Lee County, Texas.

Memorandum of Oil and Gas Lease dated   February 21, 2006,  between  William C.
Krause, et ux, as Lessor and Leexus Oil & Gas, LLP, as Lessee as recorded in Volume 978, Page 077, Real Property Records of Lee County, Texas.

LINDA JONES WELL

Oil, Gas and Mineral Lease dated July 1, 1985,from Hattie Mutschink, et al, as Lessors, to Unicorn Oil Corporation, as Lessee, recorded in Volume 505, Page 125, Real Property Records, Lee County, Texas, and further described in an Assignment, Conveyance and Bill of Sale from Carl Swindell as Assignor, and Leexus Oil & Gas, LLP, dated July 26, 2005, as recorded in Volume 967, Page 548, Real Property Records, Lee County, Texas, and as further described in an Assignment and Bill of Sale from Emerald Operating, Company, Inc, Assignor, to Leexus Oil & Gas, LLP, Assignee, dated March 29, 2004, as recorded in Volume 965, Page 416, Real Property Records, Lee County, Texas.

LONIE MAE WELL

Oil, Gas and Mineral Lease dated October 1, 2004, from C.V. Sheffield, III, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, as recorded in Volume 93, Page 972, Real Property Records, Lee County, Texas.

84

Oil, Gas and Mineral Lease by and between Diana Hirsch Kenney, a married woman dealing in her sole and separate property, as Lessor, to RME Petroleum Company, as Lessee, dated March 19, 2002, a Memorandum of which is recorded in Volume 893, at Page 067 of the Real Property Records of Lee County, Texas.

Oil, Gas and Mineral Lease by and between Lance E. Hirsch, a single man, as Lessor, to RME Petroleum Company, as Lessee, dated March 19, 2002, a Memorandum of which is recorded in Volume 893, at Page 064of the Real Property Records of Lee County, Texas.

Oil, Gas and Mineral Lease by and between Mitchell Ray Hirsch, a married man dealing in his sole and separate property, as Lessor, to RME Petroleum Company, as Lessee, dated March 19, 2002, a Memorandum of which is recorded in Volume 893, Page 066 of the Real Property Records of Lee County, Texas.

Oil, Gas and Mineral Lease by and between Michael Dean Hirsch, a married man, as Lessor, to RME Petroleum Company, as Lessee, dated March 19, 2002, a Memorandum of which is recorded in Volume 893, at Page 065 of the Real Property Records of Lee County, Texas

Assignment of Oil, Gas and Mineral Leases from Anadarko E & P Company, LP, Assignor, to Leexus Oil & Gas, LLP, Assignee, dated December 28, 2004, as recorded as Document No. 2005-00976, Real Property Records, Lee County, Texas.

MARY ZONA WELL

Oil, Gas and Mineral Lease by and between Mary Evelyn Freeman, et al, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, dated April 12, 2005, as recorded in Volume 965, Page 387, Real Property Records, Lee County, Texas.

Oil, Gas and Mineral Lease by and between James Keng, et ux, as Lessor, to Leexus Oil & Gas, LLP, as Lessee, dated May 26, 2005, as recorded in Volume 965, Page 393, Real Property Records, Lee County, Texas.

85

MINNIE WELL

Oil, Gas and Mineral Lease by and between John L. Placke Children's Trust, John
L. Placke, Trustee and Simmang Family Limited Partnership dated January 24, 2002, as recorded in Volume 890, Page 893, Re Property Records, Lee County, Texas.

Memorandum of Oil and Gas Lease by and between Texas Osage Royalty Pool, Inc, Lessor, and Leexus Oil & Gas, LLP, Lessee, dated January 12, 2006, as recorded in Volume 975, Page 782, Real Property Records, Lee County, Texas.

NOACK-MENZEL WELL

Oil, Gas and Mineral Lease by and between Edna S. Noack, a widow, as Lessor, and Leexus Oil & Gas, LLP, Lessee, dated May 13, 2005, as recorded in Volume 969, Page 214, Real Property Records, Lee County, Texas.

R. W. NOACK WELL

Memorandum of Oil and Gas Lease by and between Texas Osage Royalty Pool Inc., as Lessor, and Leexus Oil and Gas, LLP, as Lessee, dated February 6, 2007, as recorded in Volume 996, Page 468, Real Property Records, Lee County, Texas

Memorandum of Oil, Gas and Mineral Lease by and between Connie Lynn Noack Becker, et al, as Lessors, and Leexus Oil & Gas, LLP, as Lessee, dated July 14, 2006, as recorded in Volume 985, Page 1029, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Evelyn Kaiser/Elton Kaiser as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated February 24, 2006, as recorded in Volume 978, Page 937, Real Property Records, Lee County, Texas.

86

Memorandum of Oil, Gas and Mineral Lease by and between Eleanor Berger, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated February 23, 2006, as recorded in Volume 978, Page 936, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Louise Woytek, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated March 2, 2006, as recorded in Volume 978, Page 935, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Eddie Zoch, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated February 24 2006, as recorded in Volume 978, Page 934, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Madeline Faske, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated February 24, 2006, as recorded in Volume 978, Page 933, Real Property Records, Lee County, Texas.

WILLIE ZOCH WELL

Memorandum of Oil, Gas and Mineral Lease by and between Texas Osage Royalty Pool, Inc., and Leexus Oil & Gas, LLP, dated May 24, 2006, as recorded in Volume 983, Page 714, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Evelyn Kaiser/Elton Kaiser as Lessor, and Leexus Oil & Gas, as Lessee, dated February 24, 2006, as recorded in Volume 978, Page 937, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Eleanor Berger, as Lessor, and Leexus Oil & Gas, as Lessee, dated February 23, 2006, as recorded in Volume 978, Page 936, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Louise Woytek, as Lessor, and Leexus Oil & Gas, as Lessee, dated March 2, 2006, as recorded in Volume 978, Page 935, Real Property Records, Lee County, Texas.

87

Memorandum of Oil, Gas and Mineral Lease by and between Eddie Zoch, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated February 24 2006, as recorded in Volume 978, Page 934, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Madeline Faske, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated February 24, 2006, as recorded in Volume 978, Page 933, Real Property Records, Lee County, Texas.

WILLIE ZOCH A-2 WELL

Memorandum of Oil, Gas and Mineral Lease by and between Texas Osage Royalty Pool, Inc., and Leexus Oil & Gas, LLP, dated May 24, 2006, as recorded in Volume 983, Page 714, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Evelyn Kaiser/Elton Kaiser as Lessor, and Leexus Oil & Gas, as Lessee, dated February 24, 2006, as recorded in Volume 978, Page 937, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Eleanor Berger, as Lessor, and Leexus Oil & Gas, as Lessee, dated February 23, 2006, as recorded in Volume 978, Page 936, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Louise Woytek, as Lessor, and Leexus Oil & Gas, as Lessee, dated March 2, 2006, as recorded in Volume 978, Page 935, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Eddie Zoch, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated February 24 2006, as recorded in Volume 978, Page 934, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Madeline Faske, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated February 24, 2006, as recorded in Volume 978, Page 933, Real Property Records, Lee County, Texas.

88

ZOCH NOACK WELL

Memorandum of Oil, Gas and Mineral Lease by and between Texas Osage Royalty Pool, Inc., and Leexus Oil & Gas, LLP, dated May 24, 2006, as recorded in Volume 983, Page 714, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Evelyn Kaiser/Elton Kaiser as Lessor, and Leexus Oil & Gas, as Lessee, dated February 24, 2006, as recorded in Volume 978, Page 937, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Eleanor Berger, as Lessor, and Leexus Oil & Gas, as Lessee, dated February 23, 2006, as recorded in Volume 978, Page 936, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Louise Woytek, as Lessor, and Leexus Oil & Gas, as Lessee, dated March 2, 2006, as recorded in Volume 978, Page 935, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Eddie Zoch, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated February 24 2006, as recorded in Volume 978, Page 934, Real Property Records, Lee County, Texas.

Memorandum of Oil, Gas and Mineral Lease by and between Madeline Faske, as Lessor, and Leexus Oil & Gas, LLP, as Lessee, dated February 24, 2006, as recorded in Volume 978, Page 933, Real Property Records, Lee County, Texas.

89

                             EXHIBIT C - WELLSITES

                            LEEXUS PROPERTIES CORP.
                    WELLS AND DIVISION OF INTEREST LISTING

ALFORD ALFORD WELL, GONZALES COUNTY
Working Interest %  0.49500000   Revenue Interest %  0.37125000

ANSELL ANSELL-LEHMANN 1-H, FAYETTE CO - 2 REDRILL (2006)
Working Interest %  0.18000000   Revenue Interest %  0.13500000

ATLANT ATLANTA-HATFIELD, FAYETTE CO. - H HORIZONTAL WELL
Working Interest %  0.12500000   Revenue Interest %  0.09375000

BROCKS BROCKSMITH, BRAZOS COUNTY
Working Interest %  0.50000000   Revenue Interest %  0.37500000

DERNEH DERNEHL, FAYETTE COUNTY
Working Interest %  0.49500000   Revenue Interest %  0.37125000

EL CAP EL CAPITAN
Working Interest %  0.30000000   Revenue Interest %  0.22500000

ELO#3 ELO#3, FAYETTE COUNTY
Working Interest %  0.07000000   Revenue Interest %  0.05250000

EXACTA EXACTA WELL, BURLESON COUNTY - GAS
Working Interest %  0.32000000   Revenue Interest %  0.43071000

EXACTA EXACTA WELL, BURLESON COUNTY - OIL
Working Interest %  0.32000000   Revenue Interest %  0.24000000

GRAECO GRAECO, BASTROP COUNTY
Working Interest %  0.16250000   Revenue Interest %  0.12187500

90

HERKLO HERKLOTZ-KRUEMCKE, LEE COUNTY
Working Interest %  0.11000000   Revenue Interest %  0.08250000

HESTER HESTER WELL, BURLESON COUNTY
Working Interest %  0.49500000   Revenue Interest %  0.37125000

KEHLEN KEHLENBRINK, BRAZOS COUNTY
Working Interest %  0.50000000   Revenue Interest %  0.37500000

KING KING WELL, LEE COUNTY
Working Interest %  0.49500000   Revenue Interest %  0.24625000

KLEIBE KLEIBER WELL, LEE COUNTY
Working Interest %  0.68500000   Revenue Interest %  0.40945000
 LEEPRO KOEHLE KOEHLER WELL, LEE COUNTY
Working Interest %  0.40081475   Revenue Interest %  0.29234118

KRAUSE KRAUSE "A", LEE COUNTY
Working Interest %  0.58000000   Revenue Interest %  0.37692500

LINDAJ LINDA JONES, LEE COUNTY
Working Interest %  0.43000000   Revenue Interest %  0.32250000

LONIEM LONIE MAE, LEE COUNTY
Working Interest %  0.10000000   Revenue Interest %  0.07500000

MAGGIE MAGGIE, BASTROP COUNTY - MASTER
Working Interest %  0.31000000   Revenue Interest %  0.23250000

MARZON MARY ZONA, LEE COUNTY
Working Interest %  0.14500000   Revenue Interest %  0.10875000

MARZON MARY ZONA, LEE COUNTY - DRILL HORIZONTAL WELL
Working Interest %  0.14500000   Revenue Interest %  0.10875000

91

MCFAR MCFARLAND-MCFARLAND, BURLESON
Working Interest %  0.55000000   Revenue Interest %  0.41250000

MILKUR MILTON KURTEN, BRAZOS CO.
Working Interest %  0.49500000   Revenue Interest %  0.37525000

MINNIE MINNIE, LEE COUNTY
Working Interest %  0.49500000   Revenue Interest %  0.37125000

NOACK NOACK-MENZEL, LEE COUNTY
Working Interest %  0.50000000   Revenue Interest %  0.37500000

OPERST OPERSTENY, BRAZOS COUNTY
Working Interest %  0.49500000   Revenue Interest %  0.37125000

PET"A" PETRICH "A" #2, FAYETTE COUNTY
Working Interest %  0.14000000   Revenue Interest %  0.10500000

PETLOR PETRICH-LORENZ, FAYETTE COUNTY
Working Interest %  0.14000000   Revenue Interest %  0.10500000

RUBACH RUBACH, LYDIA, BURLESON CO.
Working Interest %  0.54000000   Revenue Interest %  0.40500000

RWNOAC R.W. NOACK #1, LEE COUNTY, TX
Working Interest %  0.25500000   Revenue Interest %  0.19125000

SCARMA SCARMARDO WELL, BURLESON CO.
Working Interest %  0.21485492   Revenue Interest %  0.17013910

SUSIE SUSIE #1, FAYETTE COUNTY
Working Interest %  0.84000000   Revenue Interest %  0.63000000

92

SUSIE2 SUSIE 2H, FAYETTE COUNTY
Working Interest %  0.84000000   Revenue Interest %  0.63000000

T-O T-O, BURLESON COUNTY
Working Interest %  0.60000000   Revenue Interest %  0.45000000

TANECK TANECKA, FAYETTE COUNTY
Working Interest %  0.43250000   Revenue Interest %  0.34625000

TROUSD TROUSDALE, FAYETTE COUNTY
Working Interest %  0.48825000   Revenue Interest %  0.36513750

VICELI VICTOR ELIAS, FAYETTE CO.
Working Interest %  0.49500000   Revenue Interest %  0.37125000

WILL-1 A.M. WILLIAMS #1, BRAZOS CO.
Working Interest %  0.40000000   Revenue Interest %  0.30000000

WILL-2 AM WILLIAMS #2, BRAZOS CO.
Working Interest %  0.40000000   Revenue Interest %  0.30000000

YOUNGE YOUNGER, BRAZOS COUNTY
Working Interest %  0.49500000   Revenue Interest %  0.37125000

ZOCH ZOCH, WILLIE, LEE COUNTY
Working Interest %  0.60000000   Revenue Interest %  0.39954170

93

                       EXHIBIT D - EMPLOYMENT AGREEMENTS

94

                EXHIBIT D1 - EMPLOYMENT AGREEMENT - MARK JAEHNE

       This Employment Agreement ("Agreement") is executed as of the 20 day of April, 2007 ("Effective Date") between Leexus Operating Company ("Sub or Subsidiary") and MARK JAEHNE ("Employee").

       RECITALS:

A. By virtue of an Agreement and Plan of Merger signed April 20, 2007, the Board of Directors of Sub has determined it is in Sub's best interests to engage the services of Employee on an exclusive basis as President for the Sub.

       TERMS OF AGREEMENT:

       NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of the mutual covenants contained herein, Sub and Employee agree as follows:

       1.    ENGAGEMENT/TERM.       Subsidiary   shall   employ   Employee   as
President for a period of one (1) year from the Effective Date, subject to the termination provisions herein (the "Term"), and Employee hereby agrees to be engaged by Subsidiary for the Term in such capacity. In the absence of a written extension by the parties or notice of non-renewal by either of Subsidiary or Employee, this Agreement shall be treated as an agreement from month-to-month following the expiration of the indicated Term.

       2. EXCLUSIVE EMPLOYMENT/OTHER ENGAGEMENTS. Subsidiary and Employee hereby stipulate that this Agreement is exclusive as to Employee, and Employee shall not enter into contemporaneous consulting or employment relationships with third parties. Employee shall dedicate a minimum of forty (40) hours per week to the tasks associated with the management position assumed under this Agreement.

95

       3. COMPENSATION. Employee shall be compensated for his services as follows:

             a. A Base Salary of $_________ per month, payable in monthly installments on the 25th day of each month of the Term.

             b. Employee shall be reimbursed, upon submission of receipts, for any and all Subsidiary related travel away from the designated office (__________, Texas), including coach airfare, hotel and meals (subject to the expenditure limitations imposed by New Subsidiary).

             c. Employee shall be promptly reimbursed for all other reasonable out-of-pocket expenses incurred on behalf of Subsidiary which are properly documented to Subsidiary; including, long distance telephone charges on telephones other than Subsidiary's office phones.

             d. Employee shall be entitled, upon satisfaction of all eligibility requirements, to participate in all health, dental, disability, life insurance, retirement and other benefit programs now or hereafter established by Subsidiary or South Texas Oil Company (the "Parent") for their respective key employees and shall receive such other benefits as may be approved from time to time by the Board of Directors of Subsidiary.

       4.    DEATH  OR  DISABILITY.   Upon the death or permanent disability of
the Employee, this Agreement will automatically terminate.

96

       5. DUTIES AND OBLIGATIONS. Employee shall perform such duties and tasks pertaining to Employee's expertise and skills as Subsidiary shall from time to time reasonably determine and specify as well as those duties and tasks customarily attributable to the assignment assumed as described in paragraph 1 above, including, without limitation, management of operations relating to maintenance and development of the Oil and Gas Leases. Employee shall set his own work hours. Employee hereby covenants and agrees to perform the services for which he is hereby retained in good faith and with reasonable diligence in light of attendant circumstances. The Employee shall be under the supervision of the Board of Directors and shall comply with directives as to all duties and tasks to be performed.

       6.    TERMINATION   FOR   CAUSE  BY  COMPANY.   This  Agreement  may  be
terminated for "cause" by Company. For purposes hereof, "cause" shall mean any of the following events:

             a.     Any  embezzlement   or   wrongful  diversion  of  funds  of
Subsidiary, Parent or any other affiliate of Parent by Employee;

             b. Malfeasance or insubordination by Employee in the conduct of his duties prescribed by the Board of Directors;

             c. Material breach of this Agreement or the Non-Competition, Confidentiality or Non-Solicitation Agreement of even date executed by Employee that remains uncured for a period of at least thirty (30) days following written notice from Subsidiary to Employee of such alleged breach, which written notice describes in reasonable detail the nature of such alleged breach; or

             d. Conviction or the entry of a plea of nolo contendere or equivalent plea of a felony in a court of competent jurisdiction, or any other crime or offense involving moral turpitude.

97

       7. TERMINATION FOR GOOD REASON BY EMPLOYEE. This Agreement may be terminated for "good reason" by Employee giving rise to the severance pay provisions set forth in paragraph 8 below. For purposes hereof, "good reason" shall mean only the following events:

             a. A material breach of this Agreement by Subsidiary that remains uncured for a period of at least thirty (30) days following written notice from Employee to Subsidiary of such alleged breach, which written notice describes in reasonable detail the nature of such alleged breach.

                   c.A change of control (as defined below) if within forty five (45) days following the change of control Employee is not offered the renewal of employment for at least six (6) months beyond the then pending employment term at the equivalent monthly benefits in effect at the time of the change of control; provided, however, that such offer of employment need not include the same job title or job description as held by Employee at the time of the change of control and need not contain a new change of control provision covering subsequent changes of control. The equivalent monthly benefits shall be the only criterion for determining if the offer complies with this section. A "Change in Control" shall mean the occurrence during the Term of any of the following events which is coupled with a change in the majority of Board positions on the Board of Directors: (i) An acquisition (other than directly from the Company) of any voting securities of the Subsidiary (the "Voting Securities") by any "Person" (as the term person is used for purposes of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 40% or more of the

98

combined voting power of Subsidiary's then outstanding Voting Securities; provided however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by
(a) an employee  benefit  plan (or a trust forming a part therof) maintained by
(x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Subsidiary (a "Subsidiary"), (2) the Subsidiary or any Subsidiary, or (3) any Person in connection with a "Non-Control" Acquisition,
(ii) the sale or other disposition of all or substantially all of the business or assets of the Subsidiary to any person (other than a transfer to a Subsidiary); or (iii) a merger, consolidation or reorganization involving the Subsidiary (other than with a Subsidiary).

       8. SEVERANCE PAY/EFFECT OF TERMINATION WITHOUT CAUSE BY SUBSIDIARY OR WITH GOOD REASON BY EMPLOYEE. In the event that this Agreement is terminated by Subsidiary without "cause" or by Employee "with good reason", Employee's sole remedy shall be limited to recovery by Employee from Subsidiary of the compensation and continuation of the benefits described above for the period which is the greater of (a) the portion of the contract Term then remaining on the date of termination, or (b) three (3) months. The severance pay provided for in this Agreement shall be in lieu of any other severance or termination pay to which the Employee may be entitled under any Subsidiary severance or termination plan, program, practice or arrangement. The Employee's entitlement to any other compensation or benefits shall be determined in accordance with the Subsidiary's employee benefit plans and other applicable programs, policies and practices then in effect.

99

       9. TIME OF ESSENCE, ATTORNEYS FEES. Time is of the essence with respect to this Agreement and same shall be capable of specific performance without prejudice to any other rights or remedies under law. If either party seeks to enforce, in law or in equity (including any arbitration proceeding), any provision contained herein, then the prevailing party in such proceeding shall be entitled to attorneys fees, interest and all such other disbursements and relief provided under law, but shall not be entitled to punitive or exemplary damages of any kind.

       10. MODIFICATION OR AMENDMENT. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by the respective parties.

       11. BINDING ON HEIRS AND ASSIGNS. This Agreement shall inure to and be binding upon the undersigned and their respective heirs, representatives, successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

       12. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

       13. NO WAIVERS. No waiver of or failure to act upon any of the provisions of this Agreement or any right or remedy arising under this Agreement shall be deemed or shall constitute a waiver of any other provisions, rights or remedies (whether similar or dissimilar).

       14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

100

       15.   NOTICES.     Any notice, request, instruction or other document to
be given hereunder by any party to the other shall be in writing (by FAX, mail, telegram or courier) and delivered to the parties as follows:

If to Subsidiary:         South Texas Oil Company
                          Attn : Mr. Murray Conradie
                          2802 Flintrock Trace, Suite 252
                          Austin, TX 78738
                          Fax: (512) 263-5046

If to Employee:           Mark Jaehne
                          419 Cactus Street
                          Giddings, TX 78942
                          Fax : (979) 542-3767

       16. ENTIRE CONTRACT/NO THIRD PARTY BENEFICIARIES. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto. There are no third party beneficiaries of this Agreement.

       17. CAPTIONS FOR CONVENIENCE. All captions herein are for convenience or reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

       18. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or enforceable provision had never been contained herein.

101

       19. BINDING ARBITRATION. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION CONDUCTED IN AUSTIN, TEXAS, IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES ("RULES") OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT AT THE TIME THE CONTROVERSY OR CLAIM ARISES, BUT SAID ARBITRATION NEED NOT BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR, WHICH SHALL BE AGREED UPON BY THE PARTIES, SHALL HAVE JURISDICTION TO DETERMINE ANY SUCH CLAIM AND MAY GRANT ANY RELIEF AUTHORIZED BY LAW FOR SUCH CLAIM EXCLUDING CONSEQUENTIAL AND PUNITIVE DAMAGES. EACH PARTY TO THE ARBITRATION SHALL BEAR THE INITIAL FILING FEES AND CHARGES EQUALLY, PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD REIMBURSEMENT OF ALL SUCH COSTS AND FEES TO THE PREVAILING PARTY AS A PART OF ITS AWARD. THIS PARAGRAPH SHALL LIKEWISE BE SPECIFICALLY ENFORCEABLE IN A COURT OF COMPETENT JURISDICTION SHOULD THE PARTY NOT DEMANDING ARBITRATION REFUSE TO PARTICIPATE IN OR COOPERATE WITH THE ARBITRATION PROCESS.

102

EXECUTED by the undersigned as of the Effective Date set forth above.



                                        "SUB"

                                 LEEXUS OPERATING COMPANY


                                        By:  /s/ Murray Conradie
                                        -----------------------------------
                                        Murray Conradie, CEO


                                        "EMPLOYEE"


                                        By:  /s/ Mark Jaehne
                                        -----------------------------------
                                        Mark Jaehne

103

                      EXHIBIT E - NON-COMPETE AGREEMENTS

104

              EXHIBIT E1 - NON-COMPETE AGREEMENT - BENNIE JAEHNE

                       NON-COMPETITION, CONFIDENTIALITY
                        AND NON-SOLICITATION AGREEMENT


       This Non-Competition, Confidentiality and Non-Solicitation Agreement ("Agreement") is made effective as of April 20, 2007 ("Effective Date") between Bennie Jaehne ("Selling Shareholder") South Texas Oil Company ("Parent") and Leexus Operating Company ("Sub) Parent, Sub and Selling Shareholder are hereby collectively referred to as the "parties".

                                   RECITALS:

       A. By virtue of a AGREEMENT AND PLAN OF MERGER signed April 20, 2007, Bennie Jaehne, Bill Zeltwanger, Mark Jaehne (collectively "Selling Shareholders") who collectively hold all of the outstanding shares of common stock of Leexus Properties Corp. (the "Company") have merged the Company with Sub (the "Merger"). Sub is now the surviving entity which owns and operates the oil and gas properties ("Oil and Gas Leases") as a result of the Merger.

       B. In connection with the Merger, Parent and Sub have requested, and Selling Shareholder has agreed, to provide appropriate covenants of non-competition, confidentiality and non-solicitation for a certain period.

       NOW, THEREFORE, for valuable consideration received from Parent, including, without limitation, the monetary and other consideration paid or delivered by Parent to Selling Shareholder in connection with the Merger, Selling Shareholder and Parent hereby agree as follows:

105

                              TERMS OF AGREEMENT:

       1. ACKNOWLEDGMENT OF CONFIDENTIAL INFORMATION AND COVENANT OF NON-DISLOSURE.

       (a) CONFIDENTIAL INFORMATION. Selling Shareholder acknowledges that the business which will be operated by Parent using the business assets as a result of the Merger involves valuable, confidential and/or proprietary data including names of potential lessors, drilling techniques, geologic data and technical information regarding the area in which the Oil and Gas Leases are situated and/or other information concerning the assets and business operations, products, services and/or personnel or business, acquired (the "Confidential Information") which, if used or disclosed could be utilized by potential Parent or Sub competitors.

       (b) COVENANT OF NON DISCLOSURE. Due to the reasonable possibility that use of disclosure of the Confidential Information will adversely affect the business of the Parent or Sub or give to a competitor a competitive advantage, then for a period commencing with the Effective Date and ending twenty-four (24) months following the Effective Date of the Merger, Selling Shareholder shall not, without the prior written consent of the Parent or Sub, use for his own benefit, or disclose to any person, any of the Confidential Information.

       2. NON-COMPETITION COVENANT. For a period from the Effective Date until the twenty-four (24) month anniversary of the Effective Date, Selling Shareholder shall not compete with Parent or Sub within a 200-mile radius of the Oil and Gas Leases. The term "compete" shall mean that Selling Shareholder, shall not, directly or indirectly, participate in asset ownership, stock ownership, employment with, consultation to, financing for, or brokerage for any other person or entity which is in the business of acquiring, developing, marketing or operating oil and gas properties without written consent of Parent or Sub. Such restrictions shall not be construed to prohibit stock ownership in publicly traded companies.

106

       3. COVENANT OF NON-SOLICITATION. For a period commencing with the Effective Date and ending twenty-four (24) months following the Effective Date, Selling Shareholder shall not solicit or assist any other person in soliciting any existing Oil and Gas Lease lessor or potential lessor within the restricted radius to withdraw, curtail or cancel its business dealings with Parent or Sub or commit any other act which might injure the business of Parent or Sub. For the same period, Selling Shareholder further agrees that Selling Shareholder will not solicit for employment or otherwise cause or induce any employee of Parent or Sub to voluntarily terminate his or her employment with Parent or Sub for the purpose of seeking other employment.

       4. RIGHTS AND REMEDIES. If Selling Shareholder breaches or threatens to commit a breach of any of the provisions of this Agreement, Parent or Sub shall have the following rights and remedies, each of which will be in addition to, and not in lieu of, any other rights and remedies available to Parent or Sub at law or in equity:

       (a) Specific Performance. The right and remedy to have the terms of this Agreement specifically enforced or to have any actual or threatened breach thereof enjoined by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Parent and Sub and that monetary damages will not provide an adequate remedy to Parent and Sub; and

107

       (b) Accounting and Indemnification. The right and remedy to require Selling Shareholder (i) to account for and pay over to Parent and Sub all compensation, profits, monies, accruals, increments or other benefits derived or received by Selling Shareholder or any associated party deriving such benefits as a result of any such breach of any of the covenants made by Selling Shareholder in this Agreement; and (ii) to indemnify Parent and Sub against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys' fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the covenants of this Agreement.

       5. ATTORNEY'S FEES. In the event of any action, suit or other proceeding concerning the negotiation, interpretation, validity, performance or breach of this Agreement, the prevailing party shall recover all of such party's actual attorneys' fees, expenses and costs, not limited to costs of suit, incurred in each and every such action, suit or other proceeding including any and all appeals or petitions relating thereto. As used herein "actual attorneys' fees" means the full and actual costs of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

       6.    TIME OF ESSENCE.   Time  is  of  the  essence with respect to this
Agreement.

       7. MODIFICATION OR AMENDMENT. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by the respective parties.

       8. BINDING ON HEIRS AND ASSIGNS. This Agreement shall inure to and be binding upon the undersigned and their respective heirs, representatives, successors and assigns.

108

       9. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

       10. NO WAIVERS. No waiver of or failure to act upon any of the provisions of this Agreement or any right or remedy arising under this Agreement shall be deemed or shall constitute a waiver of any other provisions, rights or remedies (whether similar or dissimilar) nor shall such waiver or failure to act constitute a continuing waiver or evidence of a binding course of conduct unless expressly provided herein or expressly stipulated to in writing by the parties.

       11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

       12. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing (by FAX, mail, telegram or courier) and delivered to the parties as follows:

       If to Parent or Sub:
                                        South Texas Oil Company
                                        Attn : Mr. Murray Conradie
                                        2802 Flintrock Trace, Suite 252
                                        Austin, TX 78738
                                        Fax: (512) 263-5046

       If to Selling Shareholder:       Bennie Jaehne
                                        419 Cactus Street
                                        Giddings, TX 78942
                                        Fax : (979) 542-3767

109

Notices shall be deemed given on the earlier to occur of, (a) actual receipt by the party to whom the notice is directed, and (b) five business days after deposit of the notice in the United States Postal Service, properly packaged, posted and addressed, by either registered or certified mail, return receipt requested, to the address set forth above. In the event that either party changes its address during the term of this Agreement, such change shall not be binding on the other party unless the party changing its address gives the other party written notification as to the change of address.

       13. ENTIRE CONTRACT/NO THIRD PARTY BENEFICIARIES. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto. There are no third party beneficiaries of this Agreement.

       14. CAPTIONS FOR CONVENIENCE. All captions herein are for convenience or reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

       15. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or enforceable provision had never been contained herein.

110

EXECUTED by the undersigned as of the Effective Date set forth above.

"Selling Shareholder"

By:  /s/ Bennie Jaehne
----------------------
Printed Name: Bennie Jaehne


 "Parent"                                     "Sub"


SOUTH TEXAS OIL COMPANY                       LEEXUS OPERATING COMPANY

By:  /s/ Murray Conradie                      By:  /s/ Murray Conradie
------------------------	              ------------------------
Murray Conradie, President                    Murray Conradie, CEO

111


             EXHIBIT E2 - NON-COMPETE AGREEMENT - BILL ZELTWANGER



                       NON-COMPETITION, CONFIDENTIALITY
                        AND NON-SOLICITATION AGREEMENT


       This Non-Competition, Confidentiality and Non-Solicitation Agreement ("Agreement") is made effective as of April 20, 2007 ("Effective Date") between Bill Zeltwanger ("Selling Shareholder") South Texas Oil Company ("Parent") and Leexus Operating Company ("Sub) Parent, Sub and Selling Shareholder are hereby collectively referred to as the "parties".

                                   RECITALS:

       A. By virtue of a AGREEMENT AND PLAN OF MERGER signed April 20, 2007, Bennie Jaehne, Bill Zeltwanger, Mark Jaehne (collectively "Selling Shareholders") who collectively hold all of the outstanding shares of common stock of Leexus Properties Corp. (the "Company") have merged the Company with Sub (the "Merger"). Sub is now the surviving entity which owns and operates the oil and gas properties ("Oil and Gas Leases") as a result of the Merger.

       B. In connection with the Merger, Parent and Sub have requested, and Selling Shareholder has agreed, to provide appropriate covenants of non-competition, confidentiality and non-solicitation for a certain period.

       NOW, THEREFORE, for valuable consideration received from Parent, including, without limitation, the monetary and other consideration paid or delivered by Parent to Selling Shareholder in connection with the Merger, Selling Shareholder and Parent hereby agree as follows:

112

                              TERMS OF AGREEMENT:

       1. ACKNOWLEDGMENT OF CONFIDENTIAL INFORMATION AND COVENANT OF NON-DISLOSURE.

       (a) CONFIDENTIAL INFORMATION. Selling Shareholder acknowledges that the business which will be operated by Parent using the business assets as a result of the Merger involves valuable, confidential and/or proprietary data including names of potential lessors, drilling techniques, geologic data and technical information regarding the area in which the Oil and Gas Leases are situated and/or other information concerning the assets and business operations, products, services and/or personnel or business, acquired (the "Confidential Information") which, if used or disclosed could be utilized by potential Parent or Sub competitors.

       (b) COVENANT OF NON DISCLOSURE. Due to the reasonable possibility that use of disclosure of the Confidential Information will adversely affect the business of the Parent or Sub or give to a competitor a competitive advantage, then for a period commencing with the Effective Date and ending twenty-four (24) months following the Effective Date of the Merger, Selling Shareholder shall not, without the prior written consent of the Parent or Sub, use for his own benefit, or disclose to any person, any of the Confidential Information.

       2. NON-COMPETITION COVENANT. For a period from the Effective Date until the twenty-four (24) month anniversary of the Effective Date, Selling Shareholder shall not compete with Parent or Sub within a 200-mile radius of the Oil and Gas Leases. The term "compete" shall mean that Selling Shareholder, shall not, directly or indirectly, participate in asset ownership, stock ownership, employment with, consultation to, financing for, or brokerage for any other person or entity which is in the business of acquiring, developing, marketing or operating oil and gas properties without written consent of Parent or Sub. Such restrictions shall not be construed to prohibit stock ownership in publicly traded companies.

113

       3. COVENANT OF NON-SOLICITATION. For a period commencing with the Effective Date and ending twenty-four (24) months following the Effective Date, Selling Shareholder shall not solicit or assist any other person in soliciting any existing Oil and Gas Lease lessor or potential lessor within the restricted radius to withdraw, curtail or cancel its business dealings with Parent or Sub or commit any other act which might injure the business of Parent or Sub. For the same period, Selling Shareholder further agrees that Selling Shareholder will not solicit for employment or otherwise cause or induce any employee of Parent or Sub to voluntarily terminate his or her employment with Parent or Sub for the purpose of seeking other employment.

       4. RIGHTS AND REMEDIES. If Selling Shareholder breaches or threatens to commit a breach of any of the provisions of this Agreement, Parent or Sub shall have the following rights and remedies, each of which will be in addition to, and not in lieu of, any other rights and remedies available to Parent or Sub at law or in equity:

       (a) Specific Performance. The right and remedy to have the terms of this Agreement specifically enforced or to have any actual or threatened breach thereof enjoined by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Parent and Sub and that monetary damages will not provide an adequate remedy to Parent and Sub; and

114

       (b) Accounting and Indemnification. The right and remedy to require Selling Shareholder (i) to account for and pay over to Parent and Sub all compensation, profits, monies, accruals, increments or other benefits derived or received by Selling Shareholder or any associated party deriving such benefits as a result of any such breach of any of the covenants made by Selling Shareholder in this Agreement; and (ii) to indemnify Parent and Sub against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys' fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the covenants of this Agreement.

       5. ATTORNEY'S FEES. In the event of any action, suit or other proceeding concerning the negotiation, interpretation, validity, performance or breach of this Agreement, the prevailing party shall recover all of such party's actual attorneys' fees, expenses and costs, not limited to costs of suit, incurred in each and every such action, suit or other proceeding including any and all appeals or petitions relating thereto. As used herein "actual attorneys' fees" means the full and actual costs of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

       6.    TIME OF ESSENCE.   Time  is  of  the  essence with respect to this
Agreement.

       7. MODIFICATION OR AMENDMENT. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by the respective parties.

       8. BINDING ON HEIRS AND ASSIGNS. This Agreement shall inure to and be binding upon the undersigned and their respective heirs, representatives, successors and assigns.

115

       9. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

       10. NO WAIVERS. No waiver of or failure to act upon any of the provisions of this Agreement or any right or remedy arising under this Agreement shall be deemed or shall constitute a waiver of any other provisions, rights or remedies (whether similar or dissimilar) nor shall such waiver or failure to act constitute a continuing waiver or evidence of a binding course of conduct unless expressly provided herein or expressly stipulated to in writing by the parties.

       11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

       12. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing (by FAX, mail, telegram or courier) and delivered to the parties as follows:

       If to Parent or Sub:
                                        South Texas Oil Company
                                        Attn : Mr. Murray Conradie
                                        2802 Flintrock Trace, Suite 252
                                        Austin, TX 78738
                                        Fax: (512) 263-5046

       If to Selling Shareholder:       Bill Zeltwanger
                                        419 Cactus Street
                                        Giddings, TX 78942
                                        Fax : (979) 542-3767

116

Notices shall be deemed given on the earlier to occur of, (a) actual receipt by the party to whom the notice is directed, and (b) five business days after deposit of the notice in the United States Postal Service, properly packaged, posted and addressed, by either registered or certified mail, return receipt requested, to the address set forth above. In the event that either party changes its address during the term of this Agreement, such change shall not be binding on the other party unless the party changing its address gives the other party written notification as to the change of address.

       13. ENTIRE CONTRACT/NO THIRD PARTY BENEFICIARIES. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto. There are no third party beneficiaries of this Agreement.

       14. CAPTIONS FOR CONVENIENCE. All captions herein are for convenience or reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

       15. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or enforceable provision had never been contained herein.

117


EXECUTED by the undersigned as of the Effective Date set forth above.

"Selling Shareholder"

By:  /s/ Bill Zeltwanger
------------------------
Printed Name: Bill Zeltwanger


 "Parent"                                     "Sub"


SOUTH TEXAS OIL COMPANY                       LEEXUS OPERATING COMPANY

By:  /s/ Murray Conradie                      By:  /s/ Murray Conradie
------------------------	              ------------------------
Murray Conradie, President                    Murray Conradie, CEO

118


               EXHIBIT E3 - NON-COMPETE AGREEMENT - MARK JAEHNE

                       NON-COMPETITION, CONFIDENTIALITY
                        AND NON-SOLICITATION AGREEMENT


       This Non-Competition, Confidentiality and Non-Solicitation Agreement ("Agreement") is made effective as of April 20, 2007 ("Effective Date") between Mark Jaehne ("Selling Shareholder") South Texas Oil Company ("Parent") and Leexus Operating Company ("Sub) Parent, Sub and Selling Shareholder are hereby collectively referred to as the "parties".

                                   RECITALS:

       A. By virtue of a AGREEMENT AND PLAN OF MERGER signed April 20, 2007, Bennie Jaehne, Bill Zeltwanger, Mark Jaehne (collectively "Selling Shareholders") who collectively hold all of the outstanding shares of common stock of Leexus Properties Corp. (the "Company") have merged the Company with Sub (the "Merger"). Sub is now the surviving entity which owns and operates the oil and gas properties ("Oil and Gas Leases") as a result of the Merger.

       B. In connection with the Merger, Parent and Sub have requested, and Selling Shareholder has agreed, to provide appropriate covenants of non-competition, confidentiality and non-solicitation for a certain period.

       NOW, THEREFORE, for valuable consideration received from Parent, including, without limitation, the monetary and other consideration paid or delivered by Parent to Selling Shareholder in connection with the Merger, Selling Shareholder and Parent hereby agree as follows:

119

                              TERMS OF AGREEMENT:

       1. ACKNOWLEDGMENT OF CONFIDENTIAL INFORMATION AND COVENANT OF NON-DISLOSURE.

       (a) CONFIDENTIAL INFORMATION. Selling Shareholder acknowledges that the business which will be operated by Parent using the business assets as a result of the Merger involves valuable, confidential and/or proprietary data including names of potential lessors, drilling techniques, geologic data and technical information regarding the area in which the Oil and Gas Leases are situated and/or other information concerning the assets and business operations, products, services and/or personnel or business, acquired (the "Confidential Information") which, if used or disclosed could be utilized by potential Parent or Sub competitors.

       (b) COVENANT OF NON DISCLOSURE. Due to the reasonable possibility that use of disclosure of the Confidential Information will adversely affect the business of the Parent or Sub or give to a competitor a competitive advantage, then for a period commencing with the Effective Date and ending twenty-four (24) months following the Effective Date of the Merger, Selling Shareholder shall not, without the prior written consent of the Parent or Sub, use for his own benefit, or disclose to any person, any of the Confidential Information.

       2. NON-COMPETITION COVENANT. For a period from the Effective Date until the twenty-four (24) month anniversary of the Effective Date, Selling Shareholder shall not compete with Parent or Sub within a 200-mile radius of the Oil and Gas Leases. The term "compete" shall mean that Selling Shareholder, shall not, directly or indirectly, participate in asset ownership, stock ownership, employment with, consultation to, financing for, or brokerage for any other person or entity which is in the business of acquiring, developing, marketing or operating oil and gas properties without written consent of Parent or Sub. Such restrictions shall not be construed to prohibit stock ownership in publicly traded companies.

120

       3. COVENANT OF NON-SOLICITATION. For a period commencing with the Effective Date and ending twenty-four (24) months following the Effective Date, Selling Shareholder shall not solicit or assist any other person in soliciting any existing Oil and Gas Lease lessor or potential lessor within the restricted radius to withdraw, curtail or cancel its business dealings with Parent or Sub or commit any other act which might injure the business of Parent or Sub. For the same period, Selling Shareholder further agrees that Selling Shareholder will not solicit for employment or otherwise cause or induce any employee of Parent or Sub to voluntarily terminate his or her employment with Parent or Sub for the purpose of seeking other employment.

       4. RIGHTS AND REMEDIES. If Selling Shareholder breaches or threatens to commit a breach of any of the provisions of this Agreement, Parent or Sub shall have the following rights and remedies, each of which will be in addition to, and not in lieu of, any other rights and remedies available to Parent or Sub at law or in equity:

       (a) Specific Performance. The right and remedy to have the terms of this Agreement specifically enforced or to have any actual or threatened breach thereof enjoined by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Parent and Sub and that monetary damages will not provide an adequate remedy to Parent and Sub; and

121

       (b) Accounting and Indemnification. The right and remedy to require Selling Shareholder (i) to account for and pay over to Parent and Sub all compensation, profits, monies, accruals, increments or other benefits derived or received by Selling Shareholder or any associated party deriving such benefits as a result of any such breach of any of the covenants made by Selling Shareholder in this Agreement; and (ii) to indemnify Parent and Sub against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys' fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the covenants of this Agreement.

       5. ATTORNEY'S FEES. In the event of any action, suit or other proceeding concerning the negotiation, interpretation, validity, performance or breach of this Agreement, the prevailing party shall recover all of such party's actual attorneys' fees, expenses and costs, not limited to costs of suit, incurred in each and every such action, suit or other proceeding including any and all appeals or petitions relating thereto. As used herein "actual attorneys' fees" means the full and actual costs of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional authority.

       6.    TIME OF ESSENCE.   Time  is  of  the  essence with respect to this
Agreement.

       7. MODIFICATION OR AMENDMENT. The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by the respective parties.

       8. BINDING ON HEIRS AND ASSIGNS. This Agreement shall inure to and be binding upon the undersigned and their respective heirs, representatives, successors and assigns.

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122

       9. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

       10. NO WAIVERS. No waiver of or failure to act upon any of the provisions of this Agreement or any right or remedy arising under this Agreement shall be deemed or shall constitute a waiver of any other provisions, rights or remedies (whether similar or dissimilar) nor shall such waiver or failure to act constitute a continuing waiver or evidence of a binding course of conduct unless expressly provided herein or expressly stipulated to in writing by the parties.

       11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

       12. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing (by FAX, mail, telegram or courier) and delivered to the parties as follows:

       If to Parent or Sub:
                                        South Texas Oil Company
                                        Attn : Mr. Murray Conradie
                                        2802 Flintrock Trace, Suite 252
                                        Austin, TX 78738
                                        Fax: (512) 263-5046

       If to Selling Shareholder:       Mark Jaehne
                                        419 Cactus Street
                                        Giddings, TX 78942
                                        Fax : (979) 542-3767


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123


Notices shall be deemed given on the earlier to occur of, (a) actual receipt by the party to whom the notice is directed, and (b) five business days after deposit of the notice in the United States Postal Service, properly packaged, posted and addressed, by either registered or certified mail, return receipt requested, to the address set forth above. In the event that either party changes its address during the term of this Agreement, such change shall not be binding on the other party unless the party changing its address gives the other party written notification as to the change of address.

       13. ENTIRE CONTRACT/NO THIRD PARTY BENEFICIARIES. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto. There are no third party beneficiaries of this Agreement.

       14. CAPTIONS FOR CONVENIENCE. All captions herein are for convenience or reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

       15. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or enforceable provision had never been contained herein.

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124


EXECUTED by the undersigned as of the Effective Date set forth above.

"Selling Shareholder"

By:  /s/ Mark Jaehne
--------------------
Printed Name: Mark Jaehne


 "Parent"                                     "Sub"


SOUTH TEXAS OIL COMPANY                       LEEXUS OPERATING COMPANY

By:  /s/ Murray Conradie                      By:  /s/ Murray Conradie
------------------------	              ------------------------
Murray Conradie, President                    Murray Conradie, CEO